                            STOCK PURCHASE AGREEMENT

                            dated as of June 7, 1999

                                 by and between

                                   AVNET, INC.
                             a New York corporation

                                       and

                              ELECTROCOMPONENTS PLC
            a public limited company formed under the laws of England
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                                      INDEX

Article I - Definitions ......................................................1

1.1     Capitalized Terms ....................................................1
1.2     Accounting Terms .....................................................1

Article II - Purchase and Sale ...............................................1

2.1     Basic Transaction ....................................................1
2.2     Purchase Price .......................................................1
2.3     The Closing ..........................................................2
2.4     Deliveries at the Closing ............................................2

Article III - Representations and Warranties of Seller .......................2

3.1     Organization and Good Standing .......................................2
3.2     Enforceability; Authority; No Conflict ...............................3
3.3     Capitalization .......................................................3
3.4     Financial Statement ..................................................4
3.5     Books and Records ....................................................4
3.6     No Undisclosed Liabilities ...........................................5
3.7     Ordinary Course ......................................................5
3.8     Permits ..............................................................5
3.9     Regulatory Filings ...................................................6
3.10    Consents .............................................................6
3.11    Contracts ............................................................6
3.12    Litigation ...........................................................8
3.13    Inventory ............................................................9
3.14    Real Property ........................................................9
3.15    Environmental Matters ...............................................10
3.16    Compliance With Legal Requirements ..................................11
3.17    Software; Year 2000 Compliance ......................................12
3.18    Intellectual Property ...............................................14
3.19    Tax Matters .........................................................15
3.20    Employee Benefits ...................................................16
3.21    Accounts Receivable .................................................17
3.22    Title to Assets; Sufficiency of Assets ..............................17
3.23    Insurance ...........................................................18
3.24    Contracts with Affiliates ...........................................18
3.25    Principal Customers and Suppliers ...................................19
3.26    Employees and Labor Matters .........................................19


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3.27    Product Returns ......................................................20
3.28    Product Liability and Product Warranty ...............................20
3.29    Customer and Mailing Lists ...........................................21
3.30    Bank Accounts and Safe Deposit Boxes; Powers of Attorney .............21
3.31    Brokers' Fees ........................................................21
3.32    Disclosure ...........................................................21
3.33    No Material Adverse Change ...........................................21
3.34    Not Investment Company ...............................................21
3.35    No Other Warranties ..................................................21

Article IV - Representations and Warranties of Buyer .........................22

4.1     Organization and Good Standing .......................................22
4.2     Authorization and Approval of Agreement ..............................22
4.3     No Conflict ..........................................................22
4.4     Investment Representation ............................................22
4.5     Adequate Financing ...................................................22

Article V - Pre-Closing Covenants ............................................23

5.1     Affirmative Covenants of Seller ......................................23
5.2     Negative Covenants of Seller .........................................24
5.3     Additional Covenants .................................................26
5.4     Antitrust Filing .....................................................27
5.5     Cash Free/Debt Free at Closing .......................................27

Article VI - Post Closing Covenants ..........................................28

6.1     General ..............................................................28
6.2     Litigation Support ...................................................28
6.3     Use of Seller's Name .................................................29
6.4     Web Site Address .....................................................29
6.5     Post-Closing Tax Matters .............................................29
6.6     Misdirected Payments .................................................32
6.7     Preparation of Closing Date Financial Statements .....................32
6.8     Employee Benefit Transition Plan .....................................33
6.9     Employees ............................................................33
6.10    Continuation of Pre-Closing Covenants ................................33

Article VII - Conditions Precedent to Obligation Of Buyer ....................33

7.1     Conditions Precedent .................................................34


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7.2     Waiver ...............................................................38

Article VIII - Conditions Precedent to Obligation of Seller ..................38

8.1     Conditions Precedent .................................................38
8.2     Waiver ...............................................................39

Article IX - Indemnification .................................................39

9.1     Survival; Remedies ...................................................39
9.2     Indemnification By Seller ............................................40
9.3     Indemnification By Buyer .............................................41
9.4     Notice and Defense ...................................................41
9.5     Limitations on Indemnification by Seller .............................42
9.6     Escrow; Right of Set-Off .............................................43
9.7     Tax Status of Indemnification Payment ................................43

Article X - Termination ......................................................43

10.1    Termination Events ...................................................43
10.2    Effect of Termination ................................................43

Article XI - Miscellaneous ...................................................44

11.1    Expenses .............................................................44
11.2    Assignment; Benefits and Burdens .....................................44
11.3    Amendment ............................................................44
11.4    Notices ..............................................................45
11.5    Entire Understanding .................................................46
11.6    Governing Law; Jurisdiction ..........................................46
11.7    Severability .........................................................46
11.8    Waiver; Remedies Not Exclusive .......................................46
11.9    Schedules ............................................................47
11.10   Terminology and Construction; Counterparts ...........................47

LIST OF EXHIBITS AND SCHEDULES

EXHIBITS:

A.        [Intentionally Omitted]
B.        Form of the Announcement
C.        Form of the opinion of Carter, Ledyard & Milburn
D.        Form of the opinion of David Birk, Esq.


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E.        Form of the Nonsolicitation Agreement
F.        Form of the Escrow Agreement
G.        Form of the Employment Agreements/Key Employees
H.        Form of the Noncompetition Agreements/Key Employees
I.        Form of the Supply Agreement
J.        Form of the Shared Space License Agreement
K.        Form of the opinion of Schoolman, Rogers, Gandal, Pordy & Ecker, P.A.

SCHEDULES:

Schedule 1.1           Certain Definitions
Schedule 3.1(c)        Organization and Good Standing
Schedule 3.1(d)        Ownership Interests in Other Entities
Schedule 3.2(b)        Conflicts
Schedule 3.3           Capitalization
Schedule 3.4           Financial Statements.
Schedule 3.6           Undisclosed Liabilities.
Schedule 3.7(b)        Ordinary Course
Schedule 3.8           Permits
Schedule 3.10          Consents.
Schedule 3.11(a) Outstanding Sales Orders and Sales Contracts in Excess of $500,000
Schedule 3.11(b) Purchase Orders, Bids and Purchase Commitments in Excess of $500,000
Schedule 3.11(c)       Supply Contracts
Schedule 3.11(d)       Non-Competition Agreements
Schedule 3.11(e)       Contracts with Employees/Affiliates
Schedule 3.11(f)       Communications Contracts
Schedule 3.11(g)       Debts, Liabilities or Obligations Guaranteed by the
                       Company
Schedule 3.11(h)       Other Material Contracts
Schedule 3.11(i)       Problems with Contracts
Schedule 3.12          Litigation
Schedule 3.13          Inventory issues
Schedule 3.14(b)       Leases
Schedule 3.14(d)       Leased Real Property
Schedule 3.15          Environmental Matters
Schedule 3.15(a)       Environmental Permits
Schedule 3.16          Compliance with Legal Requirements
Schedule 3.17(a)       Software
Schedule 3.17(b)       Year 2000 Compliance
Schedule 3.17(c)       Form of Year 2000 Notice to Suppliers
Schedule 3.17(d)       Limited Warranty and Limited Liability Provision
Schedule 3.18(a)       Intellectual Property
Schedule 3.18(c)       Ownership of Intellectual Property


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Schedule 3.19           Tax Matters
Schedule 3.19(d)        Tax Returns
Schedule 3.20           Employee Benefit Plans
Schedule 3.22(a)        Title to Assets
Schedule 3.23           Insurance
Schedule 3.24(a)        Contracts with Affiliates
Schedule 3.24(b)        Contracts with the Company's Directors, Officers or
                        Employees or their respective Affiliates
Schedule 3.25(a)        Top Customers
Schedule 3.25(b)        Suppliers or Vendors
Schedule 3.26(a)        Employment Related Contracts
Schedule 3.26(b)        Employee Census
Schedule 3.26(d)        Obligations to Employees
Schedule 3.27           Product Returns
Schedule 3.28           Product Warranties & Liability
Schedule 3.29           Customer List
Schedule 3.30           Bank Accounts & Safe Deposit Boxes
Schedule 5.2(a)(viii)   Employee Salary Adjustments
Schedule 6.5            Taxes
Schedule 6.8            Employee Benefits Transition Plan
Schedule 7.1(c)         Consents
Schedule 7.1(k)(i)      Canadian Employees
Schedule 7.1(k)(ii)     Canadian Assets
Schedule 7.1(1)(i)      Puerto Rico Employees
Schedule 7.1(1)(ii)     Puerto Rico Assets
Schedule 7.1(m)         List of Company Office Locations


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                            STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made and entered into as of the 7th day of June, 1999, by and between Avnet, Inc., a New York corporation ("Seller"), and Electrocomponentsplc, a public limited company formed under the laws of England ("Buyer").

                                    RECITALS

A. Seller owns all of the issued and outstanding shares (the "Shares") of the capital stock of Allied Electronics, Inc., a Delaware corporation (the "Company").

B . Buyer desires to purchase (or to cause a direct or indirect wholly-owned subsidiary of Buyer to purchase) the Shares from Seller, and Seller desires to sell the Shares to Buyer (or to a direct or indirect wholly-owned subsidiary of Buyer), all upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

                            ARTICLE I -- DEFINITIONS

1.1 Capitalized Terms. For purposes of this Agreement, the capitalized terms (and all derivations thereof) set forth on Schedule 1.1 shall have the respective meanings specified or referred to thereon.

1.2 Accounting Terms. All accounting terms used in this Agreement, and not otherwise defined on Schedule 1.1, shall be construed in accordance with United States generally accepted accounting principles.

                         ARTICLE II -- PURCHASE AND SALE

2.1 Basic Transaction. Upon the terms and subject to the conditions of this Agreement, at the Closing, Buyer shall purchase the Shares from Seller, and Seller shall sell the Shares to Buyer.

2.2 Purchase Price. Buyer agrees to pay to Seller at the Closing a cash purchase price of US $380,000,000 (the "Purchase Price"), as follows:

    (a) US$377,000,000 by wire transfer in immediately available funds to an account designated by Seller; and


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    (b) US$3,000,000 (the "Escrow Amount") by wire transfer in immediately available funds to an account designated by the Escrow Agent pursuant to the Escrow Agreement, to be held by the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement.

2.3 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Arthur Andersen, 301 Commerce Street, Suite 3150, Ft. Worth, Texas 76102, commencing at 9:00 a.m. local time, on July 2, 1999 (the "Closing Date"). Closing shall be deemed effective as of the close of business on the Closing Date.

2.4 Deliveries at the Closing. At the Closing:

    (a) Seller shall deliver or cause to be delivered to Buyer (i) a stock certificate or certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, with all necessary stock transfer stamps affixed thereto, free and clear of all Liens (the "Stock Certificate"), and (ii) all of the Contracts, documents, certificates and instruments set forth in Section 7.1; and

    (b) Buyer shall deliver or cause to be delivered to Seller (i) the Purchase Price, in accordance with Section 2.2, and (ii) all of the Contracts, documents, certificates and instruments set forth in Section 8.1.

             ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer that the statements contained in this Article III are true and complete as of the date of this Agreement and will be true and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article III).

3.1 Organization and Good Standing.

    (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

    (b) The Company and Seller each has the power and authority to conduct its respective business as it is now being conducted, and to own or use the assets that it purports to own or use.

    (c) The Company is duly qualified to do business and is in good standing in every jurisdiction in which its business or the character of its assets requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all of which jurisdictions where the Company is currently qualified to do business are disclosed on Schedule 3.1(c).


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
    (d) Except as set forth on Schedule 3.1(d), the Company does not, directly or indirectly, own any capital stock, securities, or other equity, profits, or ownership interest of any kind or nature (whether controlling or not) in any corporation, limited liability company, partnership, joint venture, or other Person.

3.2 Enforceability Authority; No Conflict.

    (a) This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon the execution and delivery by Seller of the Related Agreements, such agreements will constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Seller has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Related Agreements, and to perform its obligations hereunder and thereunder.

    (b) Except as set forth on Schedule 3.2(b), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall (with notice, lapse of time, or both): (i) violate or conflict with or result in a breach of or constitute a default under any provision of the Company's or Seller's respective Charter, Bylaws or other governing documents;
(ii) violate or conflict with or result in a breach of or constitute a default under any Order applicable to the Company or Seller, or their respective property or assets; (iii) violate or conflict with or result in a breach of or constitute a default under any Legal Requirement; (iv) violate or conflict with or result in a breach of or constitute a default under, or result in the termination of or accelerate the performance required by any provision of, any material Contract, Lien, or Permit to which the Company or Seller is a party or by which any of their respective assets are bound; (v) result in the creation or imposition of any Lien upon any asset of the Company; or (vi) give any Person (including any Governmental Entity) the right to challenge the Agreement or any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any Legal Requirement.

    (c) The execution, delivery and performance of this Agreement and the Related Agreements by Seller, and the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action.

3.3 Capitalization. The authorized capital stock of the Company consists solely of one hundred thousand (100,000) shares of Common Stock, of which one thousand (1,000) such shares are issued and outstanding and constitute the Shares, and of which no shares constitute treasury shares. Seller is the record and beneficial owner and holder of the Shares, free and clear of all Liens. All of the Shares have been duly authorized and validly issued and are fully paid, nonassessable and outstanding. Other than as set forth on Schedule 3.3, (i) there are no options, warrants, rights, calls, subscriptions, or other commitments of any kind or nature relating to shares of Common Stock or any other capital stock or securities of the Company, and there are no Contracts to issue, distribute or sell any of the foregoing; (ii) there are no outstanding securities or other instruments convertible into or exchangeable for shares of Common Stock or any other capital stock or securities of the

Company and no Contracts to issue, distribute or sell such securities or instruments; (iii) no Person has any right of first refusal, preemptive right, subscription right, or similar right with respect to any shares of Common Stock or any other capital stock or securities of the Company; (iv) there are no proxies, voting trusts, voting agreements, or similar Contracts relating to any shares of Common Stock or any other capital stock or securities of the Company; and (v) there is no shareholders agreement, buy-sell agreement, registration rights agreement, or similar Contract relating to any shares of Common Stock or any other capital stock or securities of the Company. Upon consummation of Closing, there will be no dividends or distributions that have been declared that have not been paid or distributed in full (except as may be contemplated by Section 5.5). The offer, issuance and sale of the Shares to Seller were (i) exempt from the registration and prospectus delivery requirements of the Securities Act, (ii) registered or qualified (or exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws, and (iii) accomplished in conformity with all other Legal Requirements.

3.4 Financial Statements.

    (a) Schedule 3.4(a) contains true and complete copies of (i) the unaudited balance sheet (the "Interim Balance Sheet") of the Company at April 2, 1999 (the "Interim Balance Sheet Date"), and the related unaudited statement of income for the nine months then ended (the "Interim Financial Statements"); and (ii) the unaudited balance sheet of the Company at June 26, 1998 (which included an audit of the inventory and receivables by Arthur Andersen, which did not issue a written report thereon), and the related unaudited statement of income for the fiscal year then ended (the "FY98 Financial Statements"; the Interim Financial Statements and the FY98 Financial Statements are collectively referred to herein as the "Financial Statements").

    (b) The Financial Statements (i) present fairly the financial condition of the Company as at the respective dates specified therein and the results of operations of the Company for the respective periods specified therein, (ii) have been prepared in conformity with GAAP (except that inventory has been priced at the lower of cost or net realizable value, with cost determined on a last invoiced value basis, and the Company's inventory has been overstated and its accounts receivable understated by an equal amount due to the Company's methodology for accruing for sales returns), and (iii) have been derived from the accounting records of the Company and represent only actual, bona fide transactions. The Interim Financial Statements have been prepared in a manner consistent with the preparation of the FY98 Financial Statements, including without any change in accounting practices, methods, policies or procedures used in the preparation of the FY98 Financial Statements.

3.5 Books and Records. During the Seller Ownership Period (as defined below), the books of account, minute books, stock record books, and other records of the Company, all of which have been provided to Buyer have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls consistent with other companies in Buyer's consolidated group. The minute books of the Company contain true and complete
(i) copies of the Company's Charter and Bylaws, and (ii) records of all meetings held of, all consents signed


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
by, and any other corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors, of the Company during the period of Seller's ownership of the Company commencing on July 2, 1993 (the "Seller Ownership Period"); and no meeting of any such stockholders, Board of Directors or committee has been held during the Seller Ownership Period for which minutes have not been prepared and are not contained in such minute books.

3.6 No Undisclosed Liabilities. Except as set forth on Schedule 3.6, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) which are required to be reflected, reserved, accrued or noted in GAAP financial statements except for liabilities or obligations reflected or reserved against, or accrued or noted in, the Interim Balance Sheet and liabilities or obligations incurred in the Ordinary Course since the Interim Balance Sheet Date.

3.7 Ordinary Course.

    (a) Since the Interim Balance Sheet Date the Company has not taken any action, or omitted to take any action, other than in the Ordinary Course.

    (b) Except as set forth on Schedule 3.7(b), since the Interim Balance Sheet Date there has not been: (i) any damage, destruction, casualty or other similar occurrence or event (whether or not insured against), that either singly or in the aggregate has caused a Material Adverse Effect; (ii) any Liens attached to any of the assets of the Company not in the Ordinary Course; (iii) any incurrence or creation of any liability, obligation or other Contract in excess of US$250,000 by the Company, except unsecured trade payables incurred in the Ordinary Course; (iv) any purchase, sale, transfer, assignment or other disposition by the Company of any of its assets or properties in excess of US$250,000, except for Inventory purchased or sold, and cash transferred to Seller or its Affiliates, in the Ordinary Course; (v) any increase in the compensation payable or to become payable by the Company to any officer or employee, other than routine increases made in the Ordinary Course or pursuant to any existing bonus, profit sharing or similar plan or arrangement; (vi) any change in the Company's employment policies or procedures, or the entry by the Company into any Contract, or the adoption or amendment of any plan or Contract, with respect to current or future compensation, severance, stay pay or employee benefits; (vii) any entry into, termination of or receipt of notice of termination of any material Contract with any supplier, vendor, dealer, distributor or sales representative; (viii) waiver or release of any right or claim in excess of US$250,000 against any Person; (ix) any direct or indirect purchase, retirement, redemption or other acquisition of any shares of the Company's capital stock or other securities; (x) any change by the Company of its accounting methods, practices, policies and/or procedures; or (xi) any Contract entered into by the Company otherwise obligating it to do any of the foregoing.

3.8 Permits. The Company possesses, and is operating in compliance in all material respects with, all franchises, licenses, permits, certificates, authorizations, rights and other approvals of Governmental Entities necessary to
(i) occupy, maintain, operate and use the Real Property as it is


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
currently used and proposed to be used, (ii) conduct its business as currently conducted and as proposed to be conducted, and (iii) maintain and operate its Plans (collectively, the "Permits"). Schedule 3.8 contains a true and complete list of all Permits that are material to the conduct of the Company's business. Each Permit has been lawfully and validly issued, and no proceeding is pending or, to Seller's Knowledge, threatened with respect to the revocation, suspension or limitation of any Permit. The consummation of the transactions contemplated hereby will not result in the revocation, suspension or limitation of any Permit, and, except as set forth on Schedule 3.8, no Permit will require the consent of its issuing authority for the parties to enter into this Agreement or to consummate the transactions contemplated hereby.

3.9 Regulatory Filings. The Company has made all required registrations and filings with and submissions to all applicable Governmental Entities which are material to the operations of the Company as currently conducted and as proposed to be conducted, including all such applicable Governmental Entities having jurisdiction over any matters pertaining to conservation or protection of the environment, and the treatment, discharge, use, handling, storage or production, or disposal of Hazardous Materials. All such registrations, filings and submissions were in compliance in all material respects with all Legal Requirements (including all Environmental Laws) and other requirements when filed, no material deficiencies have been asserted by any such applicable Governmental Entities with respect to such registrations, filings or submissions and, to Seller's Knowledge, no facts or circumstances exist which would indicate that a material deficiency may be asserted by any such authority with respect to any such registration, filing or submission.

3.10 Consents. Except as set forth on Schedule 3.10, no material approvals, consents, or authorizations by or from any Person (including any Governmental Entity), and no material filings or notices with or to any Person (including any Governmental Entity), are required or necessary in order for Seller to enter into this Agreement and/or to consummate the transactions contemplated hereby (collectively, the "Consents"). Seller has delivered to Buyer true and complete copies of all Consents obtained, made or given by Seller.

3.11 Contracts.

     (a) Schedule 3.11(a) contains a true and complete list and description of each individual outstanding sales order and sales contract of the Company having an indicated gross value in excess of US$500,000. Except as set forth on
Schedule 3.11(a), all such outstanding sales orders and sales contracts of the Company have been entered into in the Ordinary Course.

     (b) Schedule 3.11(b) contains a true and complete list and description of all outstanding purchase orders, bids, and purchase commitments of the Company having a gross indicated value in excess of US$500,000 in the aggregate from any single supplier or vendor. Except as set forth on Schedule 3.11(b), all such outstanding purchase orders and purchase commitments of the Company have been incurred in the Ordinary Course, and no purchase order or purchase commitment of the Company is in excess of the normal, ordinary and usual requirements of the business of the Company.

     (c) Schedule 3.11(c) contains a true and complete list of all sales agency, sales representative, distributor, wholesaler, dealer, export, import, and similar Contracts of the Company, and true and complete copies of the same have been delivered to Buyer heretofore.

     (d) Schedule 3.11(d) contains a true and complete list and description of all noncompetition, nonsolicitation, and/or confidentiality Contracts and/or covenants under which the Company is obligated (other than nondisclosure agreements entered into in the Ordinary Course with customers and suppliers that do not have a Material Adverse Effect) or under which, to Seller's Knowledge, any of its officers or key employees is obligated, and true and complete copies of the same have been delivered to Buyer. Except for the Contracts listed on
Schedule 3.11(d), the Company is not restricted by any Contract from carrying on its business or engaging in any other business or activity anywhere in the world (including relocating, closing or terminating any of its operations or facilities), and, to Seller's Knowledge, no such officer or key employee is a party to or otherwise bound or affected by any Contract, covenant or other arrangement or understanding that would restrict or impair his or her ability to perform diligently his or her duties to the Company.

     (e) Schedule 3.11(e) and Schedule 3.24(a) contain a true and complete list and description of all Contracts of the Company with any officer, director, consultant, employee or Affiliate of the Company, or with any associate, Affiliate or employee of any Affiliate of the Company (other than employment-related Contracts, which are covered by Section 3.26 hereto); in each case, a true and complete copy of such written Contract or a true and complete summary of such oral Contract has been delivered to Buyer.

     (f) Schedule 3.11(f) contains a true and complete list and description of all Contracts of the Company relating to WAT's and other communication lines and numbers (toll free (800) telephone numbers and fax lines), including special tariff or service agreements, and all delivery, courier or other transportation companies which deliver products to customers (including UPS). True and complete copies of such written Contracts, and true and complete summaries of such oral Contracts, have been delivered to Buyer.

     (g) Schedule 3.11(g) contains a true and complete list and description of all Contracts pursuant to which any debts, liabilities or obligations are guaranteed by the Company, or pursuant to which the Company is a surety or accommodation party. True and complete copies of such written Contracts and true and complete summaries of such oral Contracts have been delivered to Buyer.

     (h) Schedule 3.11(h) contains a true and complete list and description of all other material Contracts of the Company by which the Company or its rights or assets are bound that are not otherwise disclosed in this Agreement. True and complete copies of such written Contracts and true and complete summaries of such oral Contracts have been delivered to Buyer. For the purposes of this subsection (h), "material" means any Contract that (i) involves performance by any party more than one (1) year after the date hereof,
(ii) involves payments or receipts by the Company in excess of US$500,000, or
(iii) involves capital expenditures in excess of US$500,000.

     (i) Except as set forth on Schedule 3.11(i):

         (i) each Contract described above in this Section 3.11 is in full force and effect, and (to Seller's Knowledge with respect to the enforceability against third parties) is legal, valid, binding and enforceable in accordance with its terms;

         (ii) no event or condition has occurred or is alleged to have occurred regarding the actions of the Company, or to Seller's Knowledge any other Person, that constitutes or (with notice, the passage of time, or both) would constitute a default or a basis of force majeure or other claim of excusable delay, termination, nonperformance or accelerated or increased rights by the Company or any other Person under any Contract described above in this Section 3.11;

         (iii) with respect to each Contract described above in this Section 3.11, the Company is not, and to Seller's Knowledge no other Person is, in default thereunder, and the Company has not, and to Seller's Knowledge no other Person has, failed to perform fully thereunder by reason of force majeure or other claim of excusable delay, termination or nonperformance thereunder;

         (iv) the Company has not given to or received from any other Person, at any time since December 31, 1997, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract described above in this Section 3.11;

         (v) other than in the Ordinary Course, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate, any material amounts paid or payable to the Company under current or completed Contracts with any Person, and no such Person has made demand for such renegotiation; and

         (vi) Contracts relating to the sale, design, manufacture or provision of products or services by the Company have been entered into in the Ordinary Course and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation in any material respect of any Legal Requirement.

3.12 Litigation. Except as set forth on Schedule 3.12:

     (a) There is no (i) Order against or materially affecting the Company or its assets or business, or (ii) Action pending against or materially affecting the Company or its assets or business.

     (b) To Seller's Knowledge, there is no (i) basis for the institution of any Action against the Company or any of its respective officers, directors, employees, or assets, (ii) Order against or affecting any officer, director or employee of the Company relating to the Company or its business, (iii) Action threatened against or affecting the Company or its respective assets or business, or (iv) Action pending or threatened against the Company's officers, directors or employees relating to the Company or its business.

3.13 Inventory. All Inventory was purchased in the Ordinary Course. Except as set forth on Schedule 3.13, the Inventory is owned free and clear of all Liens other than Liens incurred in the Ordinary Course. The Inventory is maintained on the financial records of the Company using valuation methods and practices consistent with those used in preparing the Financial Statements. Except as set forth on Schedule 3.13, all Inventories not written off have been priced at the lower of cost or net realizable value, with cost determined on a last invoiced value basis. The Company's inventory has been overstated and its accounts receivable understated by an equal amount due to the Company's methodology for accruing for sales returns. Inventory levels, including total Inventory and quantities of each item of Inventory, have been maintained in a manner consistent with the Company's past practices during the Company's fiscal year ended June 26, 1998, and are reasonable in the present circumstances of the Company. Except as set forth on Schedule 3.13, all Inventory (not shipped to customers) is located at the Company's Principal Office/Warehouse. The Company does not hold any item included in Inventory on consignment.

3.14 Real Property.

     (a) The Company does not own any real property or any interest in any real property, and thus has no Owned Real Property.

     (b) Schedule 3.14(b) contains a true and complete list of the Leased Real Property, setting forth the location address, the term, the tenant (Seller or Company), monthly payments, and 1999 rent expense. The Leases of the Leased Real Property are in full force and effect. True and complete copies of such Leases of the Leased Real Property with respect to the Company is a party or otherwise has any liability or obligation (other than the Company's liability and obligation to Seller for the Company's allocable share of the rent and related costs in the Ordinary Course) have been provided to Buyer. The Company or Seller, as the case may be, is entitled, pursuant to the Leases of the Leased Real Property, to use the leased premises for the purposes and in the manner in which they are currently used by the Company, and such uses comply in all material respects with all applicable zoning ordinances, building and fire codes, safety and health regulations and other applicable Legal Requirements (including the Americans With Disabilities Act). No premises subject to such Leases has suffered any damage or destruction which renders the premises inoperable or unusable, and all such premises have public utilities, including water, sewer, gas, electricity and telephone, which are adequate for current use of the premises. The premises subject to the Principal Lease, including its fixtures, equipment, and operating systems, are in good operating condition and repair, normal wear and tear excluded. Except as set forth on Schedule 3.14(b), no material construction, alteration or other leasehold improvement work with respect to any of the premises subject to such Leases remains to be paid for or performed. The Company has neither sent nor received notice of any default under the Leases of the Leased Real Property. The Company has not breached any covenant, agreement or condition contained in the Principal Lease, and the Company has not breached any material covenant, agreement or condition contained in any Lease of the Leased Real Property (other than the Principal Lease), nor has there occurred any event which (with the passage of time, the giving of notice, or both) would constitute such a breach by the Company (including the failure to pay when due any rent, additional rent or other charges or payments due thereunder). The Company is not obligated to pay any brokerage commission with respect to the Principal Lease (including on the renewal or extension of the Lease).

     (c) Except as set forth on Schedule 3.12, there is not pending or, to Seller's Knowledge, threatened, any Action claiming that any portion of the Leased Real Property, or any of the Structures located thereon, violates any applicable Legal Requirement. No pending or, to Seller's Knowledge, threatened condemnation or similar proceeding exists with respect to the Leased Real Property.

     (d) Except as set forth on Schedule 3.14(d), none of the Leases of the Leased Real Property will require the consent of the lessor or licensor to or as a result of the consummation of the transactions contemplated by this Agreement.

3.15 Environmental Matters. Except as set forth on Schedule 3.15, during the Seller Ownership Period:

     (a) The Company has obtained all Permits which are material to, or necessary for, the operation of its business, or its occupancy of any Lease Real Property, under any Environmental Law (the "Environmental Permits"). Schedule 3.15(a) lists all current Environmental Permits.

     (b) Except for activities in the Ordinary Course consistent with the Environmental Permits (and, to Seller's Knowledge, with respect to actions of third parties), no Hazardous Material (i) has been released, placed, stored, generated, used, manufactured, treated, deposited, spilled, discharged, released or disposed of on or under any real property currently or previously owned or Leased by the Company or is presently located on or under any Real Property (or, to Seller's Knowledge, any property adjoining any Real Property), (ii) is presently maintained, used, generated or permitted to remain in place by the Company in violation of any Environmental Law, (iii) is required by any Environmental Law to be eliminated, removed, treated or mitigated by the Company, given the nature of its present condition, location, nature, material or maintenance, or (iv) is of a type, location, material, nature or condition which requires special notification to third parties by the Company under Environmental Law or common law.

     (c) No notice, citation, summons or order has been received by the Company or Seller, no notice has been given by the Company and no complaint has been filed, no penalty has been assessed and no investigation or review is pending or (to Seller's Knowledge) threatened by any Person (including any Governmental Entity) with respect to any Lease Real Property as to (i) any alleged violation by the Company of any Environmental Law, (ii) any alleged failure by the Company to comply with or obtain, maintain or report, or maintain in records under any environmental Permit required in connection with its business or assets, or
(iii) any use, possession, generation, treatment, storage, recycling, transportation, release or disposal by or on behalf of the Company of any Hazardous Material.

     (d) The Company has not received any request for information, notice of claim, demand or notification that it is or that indicates that it may be a "potentially responsible party" with respect to any investigation or remediation of any threatened or actual release of any Hazardous Material. To Seller's Knowledge, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans that give rise to any material liability under any Environmental Law or which may materially interfere or prevent material compliance with any Environmental Permit.

     (e) To Seller's Knowledge, no above-ground or underground storage tanks, whether or not in use, are or have ever been located at, nor is there any soil, surface or groundwater contamination of, or threatened migration of contamination upon, any property currently owned or Leased by the Company.

     (f) No notice has been received by the Company with respect to the listing or proposed listing of any property currently or previously owned, operated or Leased by the Company on the National Priorities List promulgated pursuant to CERCLA, CERCLIS or any similar state list of sites requiring investigation or cleanup.

     (g) During the Seller Ownership Period, there have been no environmental inspections, investigations, studies, tests, reviews or other analyses conducted by or for Seller in relation to any Real Property.

     (h) The Company has not released, transported or arranged for the transportation of any Hazardous Material from any property currently or previously owned, operated or Leased by the Company in violation of any Environmental Law. All Hazardous Material containers have been properly manifested and disposed of by properly authorized Hazardous Material handlers, and no such handler, treatment, storage or disposal facility used by the Company is, to Seller's Knowledge, subject to any Action with regard to actual or potential environmental compliance.

     (i) To Seller's Knowledge, no Real Property has been the subject of any removal or remediation action under any Environmental Law.

3.16 Compliance With Legal Requirements. Except as set forth on Schedule 3.16:

     (a) The Company is, and at all times since January 1, 1996, has been, in compliance in all material respects with each Legal Requirement (excluding Environmental Laws, which are the subject of Section 3.15) that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

     (b) No event has occurred or circumstance exists that (with notice, the lapse of time or both) (i) may constitute or result in a material violation by the Company of, or a failure on the part of the Company to comply in all material respects with, any Legal Requirement (excluding Environmental Laws, which are the subject of Section 3.15), or (ii) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature (excluding under or pursuant to any Environmental Laws, which are the subject of Section 3.15); and

     (c) The Company has not received, at any time since January 1, 1996, any notice from any Governmental Entity or any other Person regarding (i) any actual, alleged, possible or potential material violation of, or failure to materially comply with, any Legal Requirement (excluding Environmental Laws, which are the subject of Section 3.15), or (ii) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature (excluding under or pursuant to any Environmental Laws, which are the subject of Section 3.15).

3.17 Software; Year 2000 Compliant.

     (a) (i) Schedule 3.17(a) is a true and complete list and description of each material item of software owned, leased or licensed by the Company or otherwise used in connection with the Company's business (the "Software"). (For purposes of this Section 3.17, commonly available software programs acquired or licensed for less than US$5,000 with respect to any individual or site license, or $1,000 per user with respect to any license that is paid per user, shall not be deemed "material.") For purposes of this Agreement, the Software listed and described in Item 1 of Schedule 3.17(a) is referred to as the "Third Party Software", and the Software listed and described in Item 2 of Schedule 3.17(a) is referred to as the "Allied Software."

         (ii) Except as set forth in Item 1 of Schedule 3.17(a), the Company owns, or has Contracts granting it the right to use, all of the Third Party Software, and true and complete copies of any such Contracts have been provided to Buyer. Except as set forth in Item 1 of Schedule 3.17(a), all such Contracts are in full force and effect, all royalties and other payments due from the Company to third parties under such Contracts have been paid and the Company has no future royalty or payment obligations for the continuing use of the Third Party Software. There exists no default by the Company or, to Seller's Knowledge, by the other party to any such Contracts. No event has occurred (with notice, the passage of time or both) which would result in any event of default under any such Contracts, or prevent the Company currently, or after Closing, from exercising or obtaining the benefits under any such Contracts or give rise to any right of termination or cancellation thereof. Neither Seller nor the Company has received any notice that any Third Party Software infringes upon or otherwise violates the rights of any third party, and, to Seller's Knowledge, no such infringement or violation exists. The items comprising the Third Party Software (except for such Third Party Software in the process of development) are currently jointly performing adequately all data processing functions and applications necessary for the operation of the Company's business that they are intended by the Company to perform.

         (iii) All Allied Software was prepared, authored and developed by employees of the Company, and no Persons other than employees of the Company prepared, authored or developed, in whole or in part, any Allied Software. To Seller's Knowledge, no Person other than the Company has any right, title or interest in, or any other ownership right in or to, any Allied Software. The Company has not granted to any Person any license, lease, or other right of any kind or nature to use any Allied Software. Neither Seller nor the Company has received any notice that any Allied Software infringes upon or otherwise violates the rights of any third party, and, to Seller's Knowledge, no such infringement or violation exists. The items comprising the Allied Software (except for such Allied Software in the process of development) are currently jointly performing adequately all data processing functions and applications necessary for the operation of the Company's business that they are intended by the Company to perform.

     (b) Seller has reviewed the areas within the Company's business and operations that could suffer a Material Adverse Effect as a result of the Company failing to be Year 2000 Compliant (as defined in this Section 3.17(b)), and has developed a written program (the "Y2K Program") to ensure that any and all computer systems, computer-aided equipment and/or equipment with imbedded computer technology which are used in its operation will be or are Year 2000 Compliant prior to December 31, 1999. Seller has provided true and complete copies of the Y2K Program, and of the reports and/or results of its implementation, to Buyer. A description of the current status of the implementation of the Y2K Program, and of the steps remaining to complete implementation of the Y2K Program, are set forth on Schedule 3.17(b). Upon completion of implementation by the Company of the Y2K Program as described in
Schedule 3.17(b), all Software, firmware, hardware, electronic components, computer systems, computer-aided equipment, equipment with imbedded computer technology, and similar or related items of automated or computerized systems, owned or used by the Company (when used in accordance with the respective product documentation provided by the Company's vendor, supplier, contractor or subcontractor), will be (if and to the extent they are not currently) able to accurately handle and process data in, from, into and between the twentieth and twenty-first centuries, including leap year calculations (including accepting, accommodating, comparing, sequencing and responding to four-digit or two-digit date input, storing data, providing date output, and performing calculations on dates or portions of dates), in ways that are unambiguous and correct as to century (twentieth verses twenty-first), and to function effectively without interruption before, during and after January 1, 2000, without any material change in operations associated with the advent of the new century ("Year 2000 Compliant").

     (c) Attached to Schedule 3.17(c) is a copy of the form cover letter, and request for Year 2000 Project Notice, used by the Seller on behalf of the Company, as part of the Y2K Program, to contact the Company's suppliers and vendors to request a statement from such suppliers and vendors to the effect that they will utilize all reasonable efforts to ensure that their business will not experience any significant disruption or adverse impact due to year 2000 problems.

     (d) Each catalog published by the Company on or after January 1, 1996, has included as part of the sales terms and conditions a provision containing a limited warranty and limitation of liabilities substantially as contained in
Section 5 (page XV) of the Company's catalog in effect on the date of this Agreement, copies of each such provision being attached as Schedule 3.17(d). To Seller's Knowledge, such provisions, and/or the Company's current insurance coverage, provide the Company with reasonable protection against liability to its customers with respect to year 2000 problems associated with the Company's Inventory.

3.18 Intellectual Property

     (a) Schedule 3.18(a) is a true and complete list and description of all trademarks, service marks, trade names, logos, copyrights and patents, registered or unregistered and applications therefor, owned or used by, or leased or licensed to, the Company ("Intellectual Property").

     (b) The Company has taken reasonable precautions to protect the secrecy, confidentiality and value of its customer list, catalog list, mailing list, all as compiled by the Company (collectively, the "Trade Secrets"). To Seller's Knowledge, the Company has no other information that would be deemed a trade secret under the Uniform Trade Secret Act. Seller does not have copies of the Company's Trade Secrets. The documentation relating to each Trade Secret is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. To Seller's Knowledge, no material portion of the Trade Secrets are part of the public knowledge or literature, and no material portion of the Trade Secrets has been used, divulged or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company.

     (c) Except as set forth on Schedule 3.18(c), the Company owns all right, title and interest in and to the Intellectual Property and Trade Secrets, free and clear of all Liens, and has the sole and exclusive right to use the same. The Intellectual Property licensed to the Company are subject to license agreements that are in full force and effect. All royalties and other payments due from the Company to third parties under such license agreements have been paid, and there exists no material default by the Company or, to Seller's Knowledge, other party to such agreement and no event has occurred (with notice, the passage of time, or both) which would result in any event of default or prevent the Company from exercising or obtaining the benefits thereunder or give rise to any right of termination or cancellation thereof. There are no Actions pending against the Company, or to Seller's Knowledge, threatened against the Company alleging any adverse claim or encumbrance on the Company's title to, or right to use, any item of Intellectual Property or Trade Secrets, nor, to

Seller's Knowledge, is there any reasonable basis for bringing any such suit or action. Except as set forth on Schedule 3.18(c), the Company has not granted any outstanding licenses, sublicenses or other rights under or to any of the Intellectual Property or Trade Secrets. The Company has not received any notice that the Company has infringed upon, or is infringing upon or otherwise violating, any patent, trademark, service mark, trade name, copyright or other intellectual property right of any third party. To Seller's Knowledge, no third party has violated or is violating, or has infringed or is infringing upon, any of the Company's rights in and to the Intellectual Property or the Trade Secrets.

     (d) After commencement of the Seller Ownership Period, substantially all newly hired employees of the Company have executed Seller's form Confidentiality and Development Agreement.

     (e) To Seller's Knowledge, the Company has used reasonable commercial efforts to assure that, with respect to each catalog published by the Company on or after January 1, 1996, each page referencing a supplier, vendor or manufacturer, or offering its products or components for sale, has been reviewed and approved by the applicable supplier, vendor or manufacturer.

3.19 Tax Matters. Except as set forth on Schedule 3.19:

     (a) All Tax Returns required to have been filed by the Company and any affiliated, consolidated, combined, unitary or other groups of which the Company is, will be (at any time on or prior to the Closing Date) or was a member, have been or will be filed timely and are or will be accurate and correct in all material respects insofar as they relate to the Company, and all Taxes due and payable on such Returns have been or will be timely paid by Seller.

     (b) The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. To the Seller's knowledge, no claim has ever been made by a Tax Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

     (c) There is no dispute or claim concerning any material income Tax liability of the Seller Affiliated Group for any taxable period during which the Company was a member of such group claimed or raised by any Tax Authority in writing. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; and the Seller Affiliated Group has not waived any statute of limitations in respect of any income Taxes or agreed to any extension of time with respect to an income Tax assessment or deficiency for any taxable period during which the Company was a member of such group.

     (d) There is no dispute or claim concerning any material Tax liability of the Company claimed or raised by any Tax Authority in writing. Seller has delivered to Buyer true and complete copies of all income Tax Returns filed by the Company on a stand-alone basis and with respect to all Consolidated income Tax Returns, Seller has delivered pro forma income Tax Returns of the Company for each taxable period since December 31, 1996. Schedule 3.19(d) lists all state and local income Tax Returns filed by the Company or by any Affiliated Group of which the Company is or was a member for taxable periods ended on or after December 31, 1996, and indicates those Tax Returns that, to the Knowledge of the Seller, currently are the subject of audit.

     (e) The Company has withheld and paid, and through the Closing Date will continue to withhold and pay, all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Person.

     (f) The Company has no liability for the Taxes of any Person other than the Company, Seller or any other member of the Seller Affiliated Group (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), (ii) as a transferee or successor, or (iii) by Contract.

     (g) The Company has not filed a consent under Code Section 341(f) concerning collapsible corporations. The Company has not executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Company has not been and is not a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company is not a party to any currently effective Tax allocation, sharing or indemnification agreement. The Company is a member of the Seller Affiliated Group and is eligible to make the Section 338(h)(10) Election for federal income Tax purposes. The Company is not, and prior to the Closing will not become, required to include in income any adjustment in Tax periods ending after the Closing Date pursuant to Section 481 of the Code. The statutory period of limitations for assessing Tax against the Company with respect to all Affiliated Groups (other than the Seller Affiliated Group) has expired. No member of the Seller Affiliated Group is a participant in a tax shelter, as defined in Code Section 6111, or in any other tax shelter.

3.20 Employee Benefits.

     (a) Schedule 3.20 contains a correct and complete list of all Plans and all ERISA Affiliates. With respect to each Plan, true and complete copies of each of the following documents (and any amendments thereto), where applicable, have been delivered previously to Buyer: (i) the Plan documents; (ii) a written description of any Plan which is not in writing; and (iii) the most recent summary plan description and each summary of material modifications required by ERISA.

     (b) The fair market value of assets under each Pension Plan, as determined as of the last day of the Plan year of such Pension Plan which coincides with, or first precedes, the date of this Agreement, equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions set forth in the most recent actuarial report for the Plan.

     (c) There are no pending or, to Seller's Knowledge, threatened Actions (other than routine claims for benefits) asserted or instituted against any Plan or the assets of any Plan, or against the Company, or any ERISA Affiliate, trustee, administrator, or fiduciary of such Plan. There is no pending or, to Seller's Knowledge, threatened or contemplated Action by any Governmental Entity with respect to any Plan.

     (d) No Pension Plan has been completely or partially terminated or been the subject of a Reportable Event (within the meaning if ERISA Section 4043) as to which notices would be required to be filed with the PBGC. No proceeding has been instituted by the PBGC to terminate any such Pension Plan.

     (e) Neither the Company, nor any ERISA Affiliate, has announced any intention, made any amendment or binding commitment, or given any written or oral notice providing that on or after the Closing Date, the Company (1) will create additional Plans covering employees of the Company, (2) will increase benefits promised or provided pursuant to any Plan, (3) will not exercise any right or power it may have to terminate, suspend, or amend any Plan, or (4) will incur an obligation that will have a Material Adverse Effect.

     (f) Neither the Company nor any ERISA Affiliate maintains or has maintained at any time, or contributes to within the three year period ending on the date of this Agreement, or has contributed to or is or was required to contribute to, any (1) multi-employer plan (as defined in ERISA Section 3(37)), (2) Plan subject to a collective bargaining agreement, or (3) funded or unfunded medical, health, accident, or life insurance plan or arrangement for current or future retirees or their spouses or dependents (except continuation rights under a Plan subject to Code Section 4980B).

     (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute an event entitling any Person to any additional or other benefits, or that would otherwise modify benefits or the vesting of benefits, provided under any Plan.

3.21 Accounts Receivable. All accounts receivable of the Company reflected on the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations in the full amount thereof arising from sales actually made or services actually performed in the Ordinary Course. The reserves with respect to Accounts Receivable included in the Interim Balance Sheet have been established in accordance with GAAP. Since the Interim Balance Sheet Date, the Company has not collected Accounts Receivable except in the Ordinary Course.

3.22 Title to Assets; Sufficiency of Assets;

     (a) Except as set forth on Schedule 3.22(a):

         (i) The Company owns with good and marketable title all the assets (whether real, personal or mixed and whether tangible or intangible) that it purports to own, or that are reflected as owned in the books and records of the Company, including (A) all of the assets reflected in the Interim Balance Sheet (except for assets held under capitalized leases and personal property sold since the date of the Interim Balance Sheet in the Ordinary Course), and (B) all of the assets purchased or otherwise acquired by the Company since the Interim Balance Sheet Date (except for personal property acquired and sold since the Interim Balance Sheet Date in the Ordinary Course).

         (ii) All material assets reflected in the Interim Balance Sheet are free and clear of all Liens, except (A) for sales and other dispositions of Inventory in the Ordinary Course since the Interim Balance Sheet Date, and (B) Permitted Liens.

     (b) The assets presently owned or Leased by the Company (or, with respect to the Leased Real Property, Leased by the Seller), taken as a whole, have been and are sufficient for the operation and continued operation of the Company's business as currently conducted, except for assets associated with the corporate services provided by Seller to the Company described on Schedule 3.24(a).

     (c) At Closing, all Company assets will be free and clear of all security interests, liens, pledges, and similar encumbrances relating to loans or other financing provided to the Company or Seller, except for Permitted Liens, purchase money security interests incurred in the Ordinary Course, and the leases applicable to Company assets that are leased.

3.23 Insurance. Schedule 3.23 (i) contains a true and complete list of all insurance coverages currently in force that cover or purport to cover risks or losses to or associated with the Company's business, operations, premises, assets, employees, agents, officers and directors (collectively, the "Policies"), and (ii) sets forth, with respect to each Policy other than the Policy with respect to Seller's executive life insurance/retirement program, the insured, all additional insureds, a description of the insured loss coverage, the expiration date and time of coverage, the dollar limitations of coverage, and a general description of each deductible feature and principal exclusion. The Policies are and through the Closing Date will remain in full force and effect. All premiums due have been paid (without regard to grace periods). The Company has not been refused any insurance for which it has applied, has not received notice from any issuer of any Policy of such issuer's intention to cancel or refuse to renew such Policy.

3.24 Contracts with Affiliates.

     (a) Schedule 3.24(a) sets forth a true and complete list and brief description of all Contracts and other arrangements between or among Seller and/or its Affiliates, on one hand, and the Company, on the other hand.

     (b) Schedule 3.24(b) sets forth a true and complete list and brief description of all Contracts pursuant to which any of the Company's directors, officers, or employees, or their respective Affiliates, (i) have, to Seller's Knowledge without investigation, a pecuniary interest in any supplier, vendor or customer of the Company, or any Person with which the Company is in competition (excluding shares of publicly traded stock or securities aggregating less than 3% of the outstanding shares thereof), (ii) is indebted to the Company (other than for advances of business expenses or compensation made in the Ordinary Course), (iii) is a party to any material non-employment related transaction with the Company, or (iv) have any debts, liabilities or obligations guaranteed by the Company, or the Company is a surety or accommodation party with respect thereto.

3.25 Principal Customers and Suppliers.

     (a) Schedule 3.25(a) sets forth a true and complete list of the names of each of the Company's customers who made purchases aggregating in excess of US$100,000 during the 12-month period ended on the Interim Balance Sheet Date, and since such date no such customer has terminated its relationship with, or materially adversely curtailed its purchases from, the Company or indicated (for any reason) its intention so to terminate its relationship or materially curtail its purchases. To Seller's Knowledge, this Agreement and the consummation of the transactions contemplated hereby will not cause any customer listed on Schedule 3.25(a) to terminate its relationship with, or materially adversely curtail its purchases from the Company.

     (b) Schedule 3.25(b) sets forth a true and complete list of the names of each of the Company's suppliers or vendors who made sales to the Company aggregating in excess of US$500,000 during the 12-month period ended on the Interim Balance Sheet Date, and since such date no such supplier or vendor has terminated its relationship with, or materially adversely curtailed its accommodations, sales or services, to the Company or indicated (for any reason) its intention to terminate such relationship or materially curtail its accommodations, sales or services. To Seller's Knowledge, this Agreement and the consummation of the transactions contemplated hereby will not cause any supplier or vendor listed on Schedule 3.25(b) to terminate its relationship with, or materially adversely curtail its accommodations, sales or services, to the Company.

3.26 Employees and Labor Matters.

     (a) Schedule 3.26(a) sets forth a true and complete list of all of the Company's currently effective Contracts, plans, arrangements, commitments and understandings pertaining to terms of employment, compensation, bonuses, profit sharing, stock purchases, stock repurchases, stock options, phantom stock, stock appreciation rights, commissions, incentives, loans or loan guarantees, severance pay or benefits, use of the Company's property and related matters of the Company with any current or former officer, director, employee or consultant, and true and complete copies of all such Contracts, plans, arrangements and understandings have been provided to Buyer.

     (b) Schedule 3.26(b) sets forth a copy of a list delivered by Seller to Buyer on May 21, 1999, which includes the then-current identity (by employee number), birth date, hire date, annual base salary, employee benefit elections and other information of each of the Company's employees. None of the Company's key management employees has given written notice of resignation and, to Seller's Knowledge, none of such employees intends to terminate his or her respective employment with the Company.

     (c) There is no union representing or purporting to represent any of the Company's employees, and the Company is not a party to or otherwise bound by any collective bargaining, union or similar Contract with any union representing or purporting to represent any of the Company's employees.

     (d) Except as set forth on Schedule 3.26(d) and as contemplated by Section
6.9 hereof, neither Buyer nor the Company will have any responsibility for continuing any person in the employ of (or retaining any Person as a consultant to) the Company from and after the Closing Date, or have any liability for any severance payments to or similar arrangements with any such person who shall cease to be an employee of the Company at or prior to the Closing. Except as set forth on Schedule 3.26(d), the Company is not obligated to provide any employee with any post-employment benefits, including retiree medical benefits, retiree life insurance benefits, or retiree accidental death or disability benefits.

     (e) There is not occurring or, to Seller's Knowledge, threatened, any strike, slow down, picketing, lockout, work stoppage, or other concerted action by any union or other group of employees or other Persons against either the Company or its premises or assets. To Seller's Knowledge, no union, other labor organization, group of employees or other Person has attempted, or is attempting, to organize any of the employees of the Company.

     (f) The Company has complied in all material respects with all Legal Requirements relating to employment and labor, and to Seller's Knowledge no facts or circumstances exist that could provide a reasonable basis for a claim of wrongful termination, or discrimination based on gender, age, race, marital status or other protected classification, by any current or former employee of the Company against the Company.

     (g) The Company is not liable for the payment of any material compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements. For purposes of this Section 3.26(g), US$100,000 in any instance, or related group of instances, shall be deemed "material."

3.27 Product Returns. Schedule 3.27 sets forth a true and complete description of the product return experience of the Company for returns in excess of US$50,000 per occurrence since January 1, 1996. Since such date, the Company has not experienced any returns of its products which have had or may have a Material Adverse Effect.

3.28 Product Liability and Product Warranty. Schedule 3.28 sets forth a true and complete description of (i) all warranties issued by the Company since January 1, 1996, or for which the Company has otherwise become obligated (other than warranties imposed by the Uniform Commercial Code) since January 1, 1996, with respect to products sold, or services rendered, by the Company, and (ii) the Company's product liability and product warranty experience for product liability or product warranty claims in excess of US$50,000 per occurrence since January 1, 1996. Since such date, the Company has not suffered any product liability or product warranty claims which have had or may have a Material Adverse Effect.

3.29 Customer and Mailing Lists. Except as set forth on Schedule 3.29, the Company has the sole and exclusive ownership of and right to use the Company's Trade Secrets without any liability for any contingent or future payment to any third party. The Company has not sold, Leased, rented, assigned, disposed of or granted any rights to any of the Company's Trade Secrets in whole or in part. Except for incidental disclosures made in the Ordinary Course to employees of the Company and/or third parties, the Company has not disclosed any Trade Secrets in whole or in part to any Person.

3.30 Bank Accounts and Safe Deposit Boxes; Powers of Attorney. Set forth on
Schedule 3.30 is a true and complete list of all accounts at banks and other financial institutions maintained by or for the use of the Company, together with the names of authorized signatories of the Company on each such account and the location of all safe deposit boxes (and all keys thereto) maintained by or for the Company, together with the names of the persons with authorized access thereto. Schedule 3.30 also sets forth a list and brief description of all Persons to whom the Company has granted currently effective powers of attorney.

3.31 Brokers' Fees. No broker, finder or similar agent has been employed by or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and the Company has not entered into any Contract with any Person for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

3.32 Disclosure. No representation or warranty of Seller in this Agreement, no Schedule to this Agreement, and no certificate, document, instrument or other writing delivered by Seller pursuant to this Agreement at or for Closing, contains or will contain an untrue statement of material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they are made, not misleading.

3.33 No Material Adverse Change. Since the Interim Balance Sheet Date, no event has occurred or circumstance exists that has caused a Material Adverse Effect.

3.34. Not Investment Company. The Company is not an investment company required to be registered under the Investment Company Act of 1940.

3.35 No Other Warranties. Buyer is purchasing the Shares based solely on the results of its inspections and investigations and the representations and warranties contained in this Agreement, and not on any representation or warranty of Seller not expressly set forth in this Agreement. Any claims Buyer may have for breach of representations or warranties shall be based solely on the representations and warranties of Seller set forth in this Agreement. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE AND ALL OTHER WARRANTIES ARISING UNDER THE UNIFORM COMMERCIAL CODE, ARE HEREBY WAIVED BY BUYER. In particular, Buyer disclaims reliance on any budgets or projections of the Company provided to Buyer by Seller.

             ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that the statements contained in this Article IV are true and complete as of the date of this Agreement and will be true and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article IV):

4.1 Organization and Good Standing. Buyer is a public limited company validly existing and in good standing under the laws of England.

4.2 Authorization and Approval of Agreement. Buyer has all requisite power and authority to enter into this Agreement and the Related Agreements, and to perform the obligations required to be performed by it hereunder and thereunder. All proceedings required by Buyer's Charter, Bylaws or other governing documents, or otherwise required by Legal Requirements, for Buyer's execution, delivery and performance of this Agreement and the Related Agreements have been taken. This Agreement has been duly and validly executed and delivered by Buyer and is enforceable against Buyer in accordance with its terms, and the Related Agreements, when executed and delivered by Buyer, will be enforceable against Buyer in accordance with their respective terms.

4.3 No Conflict. The execution and delivery of this Agreement and the Related Agreements by Buyer and the performance by Buyer of its obligations hereunder and thereunder will not conflict with, violate or result in any breach of or constitute a default under any provisions of Buyer's

Charter, Bylaws or other governing documents, or of any of the provisions of any Contract, Order, Permit or any other restriction of any kind or character to which Buyer is a party or by which it is bound; and other than the HSR Act filing, no consent of any Governmental Entity or other third party is required to be obtained on the part of Buyer in connection with Buyer's execution, delivery or performance of this Agreement and the Related Agreements.

4.4 Investment Representation. Buyer is acquiring the Shares for investment purposes only, for its own account, and not with a view to or for the resale of the Shares in connection with any distribution thereof within the meaning of the Securities Act.

4.5 Adequate Financing. Buyer has adequate financing available to pay the Purchase Price hereunder, subject to normal banking terms and conditions.

                       ARTICLE V -- PRE-CLOSING COVENANTS

5.1 Affirmative Covenants of Seller. Seller covenants and agrees that commencing on the date hereof and continuing through the Closing Date, except as contemplated by this Agreement, it shall cause the Company to:

         (a) carry on its business only in the Ordinary Course;

         (b) use all reasonable commercial efforts to preserve its business organization intact and preserve the goodwill and relationships of its customers, suppliers, vendors, landlords, tenants, creditors, employees, consultants, and others having business relations with it;

         (c) maintain its corporate existence and good standing in its jurisdiction of organization and in each other jurisdiction in which it is currently qualified to do business;

         (d) duly and timely file or cause to be filed all material reports, returns, certifications and other statements required to be filed with any Governmental Entity and promptly pay or cause to be paid when due all Taxes, assessments and governmental charges, including interest and penalties levied or assessed, unless diligently contested in good faith by appropriate proceedings;

         (e) maintain in good condition and repair, consistent with past practice (with normal wear and tear excepted), all Structures located on the Leased Real Property, and all of the Company's equipment, fixtures and other tangible personal property located on the Leased Real Property;

         (f) give Buyer and Buyer's employees, counsel, accountants and advisors full access (including the right to take photocopies) upon reasonable notice during normal business hours to all of the properties, personnel, financial, Tax and operating data and information, books, Tax Returns, Contracts, commitments, and records of the Company, and such other documents, data, and other information they may reasonably request, in connection with reviewing the Company and its business, properties and operations;

         (g) maintain in full force and effect and comply with all Permits and all existing policies of insurance, except for replacements or renewals made in the Ordinary Course;

         (h) use all reasonable commercial efforts to permit the Company to retain the material benefits provided by all Contracts to which the Company is a party under arrangements similar to those in effect on the date hereof;

         (i) maintain the Company's books, records and accounts in the Ordinary Course;

         (j) use all reasonable commercial efforts to obtain as promptly as possible all Consents in order to complete the transactions contemplated by this Agreement;

         (k) use all reasonable commercial efforts to retain its current employees;

         (1) continue to maintain all of its employee benefit plans in their current form in accordance with applicable Legal Requirements, and to amend or modify such employee benefit plans only to the extent necessary to comply with applicable Legal Requirements;

         (m) confer with Buyer concerning operational matters of a material nature;

         (n) report periodically to Buyer concerning the status of the business, operations, assets and finances of the Company, including providing Buyer with monthly internal unaudited financial statements and reports consistent with prior practice; and

         (o) promptly advise Buyer orally and, within three Business Days thereafter, in writing, of any change in the Company's business or condition that has had or is reasonably likely to have a Material Adverse Effect.

5.2 Negative Covenants of Seller.

         (a) Seller covenants and agrees that commencing on the date hereof and continuing through the Closing Date, it (without the written consent of Buyer, which consent shall not be unreasonably withheld) shall cause the Company not to do any of the following:

                  (i) take any action other than in the Ordinary Course;

                  (ii) amend its Charter, Bylaws or other governing documents;

                  (iii) authorize for issuance, issue or deliver any additional shares of its capital stock or securities (including securities convertible into or exchangeable for shares of its capital stock), or issue or grant any right, option, subscription, warrant or other commitment for the issuance of shares of its capital stock or of such securities, or authorize, declare or approve any stock split or any combination, recapitalization or reclassification any shares of its capital stock or securities;

                  (iv) incur any material liability, commitment or obligation (including any guarantee or indemnity) other than in the Ordinary Course or as contemplated by this Agreement;

                  (v) sell, transfer or otherwise dispose of assets, except for the sale or disposition of obsolete or damaged tangible personal property and except for the sale of Inventory and other assets in the Ordinary Course;

                  (vi) except for amounts committed for emergency repairs, make any capital commitments which, singly, exceed US$500,000;

                  (vii) mortgage, pledge or encumber any or its assets or guaranty the obligations of any party, other than Permitted Liens;

                  (viii) except as contemplated by Schedule 5.2(a)(viii) hereto, make any adjustments in the salary rate or fringe benefits of, or authorize any bonus payments to or consulting arrangements with, or otherwise increase, adopt, amend, modify or terminate the compensation or fringe benefits payable or to become payable by the Company under any agreement, arrangement, policy or other Contract to, any director, officer, employee or consultant other than in the Ordinary Course;

                  (ix) adopt, or increase, adjust, amend, modify or terminate any payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other Plan for or with any directors, officers, employees or consultants of the Company;

                  (x) enter into, terminate, amend or modify any material Contract, or cancel or waive any claims or rights, other than in the Ordinary Course;

                  (xi) adopt or make any change in the accounting practices, methods, policies or procedures used the Company in the preparation of its Financial Statements;

                  (xii) declare or pay any dividends or distributions, except as permitted by Section 5.5;

                  (xiii) make any public statement, issue any press release or disclose any information relating to this Agreement, except (A) Seller and/or the Company may make such disclosures to those personnel, counsel, accountants and advisors having a need to know by virtue of this Agreement, (B) Seller and/or the Company may issue press releases or other information which in the opinion of the Seller's and/or the Company's counsel are required by applicable securities laws or rules of the New York Stock Exchange, in which event, Seller shall provide prior notice thereof to Buyer and shall consult with Buyer as to the contents of any such release, and
(C) Seller and/or the Company, in consultation with Buyer, may disclose such information relating to this Agreement and the transaction contemplated by this Agreement to customers, vendors, suppliers, and other Persons doing business with the Company as may be necessary to assist in the transition from Seller to Buyer and in maintaining their relationships with the Company after Closing;

                  (xiv) take any action with the intention of causing any of the representations and warranties of Seller made herein to be inaccurate on the Closing Date;

                  (xv) merge or consolidate with or into any other entity, cause any entity to be merged with or into the Company, liquidate or dissolve, or liquidate or dissolve any Person into the Company;

                  (xvi) enter into any Lease of real property, or enter into any Contract or option to purchase real property or interest in real property, or consummate any existing Contract to purchase real property or interest in real property except as contemplated by this Agreement;

                  (xvii) acquire or agree to acquire any equity interest in any Person; or

                  (xviii) enter into or consummate any Contract to do any of the foregoing.

5.3 Additional Covenants.

         (a) Until such time, if any, as this Agreement is terminated pursuant to Article X, Seller will not, and will cause the Company and its representatives not to, directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course) of the Company, or any of the capital stock or securities of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

         (b) Between the date hereof and the Closing Date, Seller and Buyer agree to each use reasonable efforts to cause all of the conditions set forth in Articles VII and VIII to be satisfied.

         (c) At all times from the date hereof to the Closing Date, Seller and Buyer shall promptly notify the other in writing of the occurrence of any event that will or may result in the failure to satisfy any of the conditions set forth in Articles VII and VIII.

         (d) Subject to the terms and conditions of this Agreement, Seller and Buyer agree to each use reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, incident or advisable under applicable Legal Requirements, to consummate and make effective the transactions contemplated by this Agreement.

         (e) Announcements. Seller and Buyer shall make their respective announcements attached hereto as Exhibit B (the "Announcements") in accordance with the time table set forth thereon.

         (f) Non-Disturbance Agreement. Seller shall use commercially reasonable efforts to obtain a non-disturbance agreement relating to the Principal Lease in the form of Exhibit "F" to the Principal Lease which is referred to in Section 21 of the Principal Lease (or in such other form as is reasonably acceptable to Buyer), executed by the appropriate lender, which shall include a representation by such lender that the following documents currently filed in the land records relating to the Real Property on which the Principal Office/Warehouse is located are no longer in force or effect:

                  (i) That certain Memorandum of Lease Agreement dated March 29, 1994 between Riverbend Realty Partners, Ltd., and Purina Mills, Inc.; and

                  (ii) That certain Deed of Trust, Mortgage, Assignment, Security Agreement and Financing Statement effective as of September 27, 1993 granted by Purina Mills, Inc. to The CIT Group/Business Credit, Inc.

         (g) Estoppel Certificate. Seller shall use commercially reasonable efforts to obtain an estoppel certificate regarding the Principal Lease executed by the landlord, in form and substance reasonably acceptable to Buyer.

         (h) Intellectual Property Assignments. Seller shall use commercially reasonable efforts to obtain assignments to the Company by Sandra Sawyer Design and Production, Banta Corporation, Millstar Electronic Publishing Group in partnership with Banda Corporation, and Howsley Graphic Services, respectively, of all copyright, trademark, and other intellectual property and moral rights associated with or included in the services and products provided by them to the Company, in form and substance reasonably acceptable to Buyer.

         (i) Y2K. Seller agrees to cause the Company to use commercially reasonable efforts to carry out and otherwise implement the recommendations set forth in, and to otherwise remedy the deficiencies relating to the Company described in, Seller's Year 2000 Program Management Office Project Memorandum (Audit Number A990309-1) dated March 9, 1999 from K.R. Armstrong, PMO QA Manager, a copy of which is attached to Schedule 3.17(b)(1), prior to Closing.

5.4 Antitrust Filing. Buyer and Seller agree to each use reasonable efforts to cause the expiration or termination of the waiting period under the HSR Act with regard to their notification and report filed thereunder; provided, however, that nothing in this Agreement shall be construed as to require Buyer or any Affiliate of Buyer to dispose of or make any change in any portion of its respective business to comply with the HSR Act.

5.5 Cash Free/Debt Free at Closing.

         (a) Seller shall be entitled to dividend, distribute or otherwise withdraw all cash from the Company on or prior to Closing.

         (b) Seller shall cause:

                  (i) all intercompany accounts to have been paid, satisfied or otherwise eliminated as of Closing so that the category "Intercompany Accounts" (including all line items thereunder) on a balance sheet of the Company as at Closing (prepared in a manner consistent with the preparation of the Financial Statements, and after taking into account such action) would be equal to zero dollars ($0);

                  (ii) the Company to have no debts or liabilities to Seller or any Affiliate of Seller as of Closing (including, except as otherwise provided in Section 6.5, those arising out of or relating to Taxes);

                  (iii) all Federal and state income Taxes payable to have been paid or otherwise satisfied, and/or transferred to Seller, as of Closing so that the line item "Fed & State Income Taxes Payable" on a balance sheet of the Company as at Closing (prepared in a manner consistent with the preparation of the Financial Statements, and after taking into account such action) would be equal to zero dollars ($0); and

                  (iv) the Company to have no debts or liabilities (including long-term liabilities) which would be required to be reflected on a balance sheet of the Company as at Closing (prepared in a manner consistent with the preparation of the Financial Statements), other than on line items under the category "Current Liabilities" (excluding those debts and liabilities governed by Section 5.5(b)(iii) above).

         (c) For purposes of this Agreement, the debts and liabilities of the Company which would be required to be reflected on a balance sheet of the Company as at Closing (prepared in a manner consistent with the preparation of the Financial Statements) on line items under the category ("Current Liabilities" (excluding those debts and liabilities governed by Section 5.5(b)(iii) above) are referred to herein as the "Inherited Debt."

                      ARTICLE VI -- POST-CLOSING COVENANTS

6.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement and the transactions contemplated hereby, each of the parties hereto shall take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, at the expense of the requesting party unless such requesting party is entitled to indemnification therefor under Article IX. Seller acknowledges and agrees that from and after the Closing Date, Buyer shall be entitled to possession (or copies in the case of financial or Tax records) of all documents, books, records (including Tax records), Contracts and financial data of any sort relating to the Company.

6.2 Litigation Support. In the event and for so long as any party hereto or the Company actively is contesting or defending against any Action (other than an Action in which the other party hereto or its Affiliates is the opposing party) in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, the other party hereto shall cooperate with it and its counsel, make available their personnel and provide such testimony and access to their books and records as shall be necessary or appropriate in connection with the contest or defense thereof.

6.3 Use of Seller's Name. Seller consents to the Company continuing to use stationary, business cards, catalogs, CD-ROMs, promotional and public relations materials, and other printed material or electronic media which uses or includes Seller's name until the earlier to occur of (i) 12 months after the Closing Date (or 18 months after the Closing Date with respect to the Company's catalog), or
(ii) the date when existing stocks of such items are used up in the Ordinary Course. With respect to the Company's current catalog, Seller acknowledges that in the Ordinary Course it is anticipated that such catalog will not to be replaced until the end of its approximately 13 month life cycle. Except as permitted by this Section 6.3 or as otherwise contemplated by this Agreement, the Company shall not use or include Seller's name in any of the foregoing items after the Closing Date without the written consent of Seller.

6.4 Web Site Address. Seller consents to the Company continuing to use the web site address "www.allied.avnet.com" until the Company's current catalog is replaced as contemplated by Section 6.3. Thereafter, Seller agrees to use reasonable efforts to redirect inquiries from said web site address to a new Company web site address not using the Seller's name.

6.5 Post-Closing Tax Matters.

         (a) Section 338(h)(10) Election. Seller and Buyer covenant and agree to join in the filing of an election under Section 338(h)(10) of the Code, and they further covenant and agree to join in the filing of or (in the case of Seller) cause or permit the Company or any other applicable member of the Seller Affiliated Group to join in the filing of any equivalent election or elections that may be required or permitted under any state or local Tax Laws with respect to the purchase and sale of the Shares hereunder (the elections under the Code and state and local Tax Laws referenced herein shall be collectively referred to as the "Section 338(h)(10) Election"), pursuant to which Section 338(h)(10) Election the Company will be deemed (for income Tax purposes) to have sold all of its assets in a single transaction at the close of the Closing Date. Seller will pay any Tax imposed on Seller, any other member of the Seller Affiliated Group, or the Company attributable to, or resulting from, any gain on the deemed asset sale (including increases in capital or surplus) resulting from the making of the Section,338(h)(10) Election, and will indemnify Buyer and the Company against any Damages arising out of any failure of Seller to pay such Tax or to make a valid and timely Section 338(h)(10) Election under the Code or under any state or local Tax Law where a Section 338(h)(10) Election is required or permitted. Seller will also pay any state or local Tax (and indemnify the Buyer and the Company against any Damages arising out of any failure to pay such Tax) imposed on the Company attributable to, or resulting from, any gain on the deemed asset sale (including increases in capital or surplus) resulting from an election under any state or local Tax Law similar to the election under Section 338(g) of the Code (or which results from the making of an election under Section 338(g) of the Code) with respect to the purchase and sale of the Shares hereunder (with any such election under Section 338(g) of the Code or any similar state or local Tax Laws being included, where applicable, as a "Section 338(h)(10) Election"). Seller shall also file any other documents relating to such Section 338(h)(10) Election as may be reasonably requested by Buyer.

         (b) Termination of Tax Sharing Agreements. Any and all tax sharing, allocation or indemnification agreements between Seller (or any Affiliate of Seller) and the Company are terminated as of the end of the Closing Date and will have no further effect for any period after the Closing Date.

         (c) Taxes of Other Persons. Seller agrees to indemnify and hold harmless Buyer from and against any and all Damages Buyer or the Company may suffer resulting from, arising out of, relating to, in the nature of or caused by any liability of the Company arising before the Closing Date for Taxes of any Person other than the Company (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, or (iii) by Contract. Subparagraph (iii) shall be applicable to Taxes arising after the Closing Date if such Contract or other arrangement was entered into on or before the Closing Date and not disclosed to Buyer on Schedule 6.5.

         (d) Tax Returns. Audits, Contests, Etc., Tax Cooperation:

                  (i) Taxable Periods Ending on or Before the Closing Date. Seller shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns for the Company (including any Consolidated Tax Returns) for all periods ending on or prior to the Closing Date. Seller will include the income or loss of the Company (including any income or loss resulting from the Section 338(h)(10) Election) on the Seller's Consolidated income Tax Returns (and, if applicable, on the Company's separate income Tax Returns) for all periods through the Closing Date and pay any income Taxes attributable to such income. The Company will furnish Tax information to Seller for inclusion in all such Tax Returns for such periods in accordance with the Company's past custom and practice. Seller shall promptly reimburse Buyer for Taxes of the Company with respect to any period ending on or before the Closing Date after payment by Buyer or the Company of such Taxes (excluding any Taxes included within Inherited Debt).

                  (ii) Tax Periods Beginning Before and Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. Seller shall promptly pay to Buyer after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date (excluding any Taxes included within Inherited Debt). For purposes of this Section 6.5(d)(ii), in the case of any Tax based upon or related to income, receipts, capital or surplus, the Seller's portion shall be equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date, and shall include any Taxes on income, receipts, capital or surplus, deemed recognized pursuant to the Section 338(h)(10) Election. All determinations necessary to effect the foregoing allocation shall be made in a manner consistent with prior practice of the Company (subject to applicable law).

                  (iii) Any Tax Refunds that are received by Buyer or the Company, and any amounts credited against Tax to which Buyer or the Company become entitled, that relate to Tax periods or portions thereof ending on or before the Closing Date shall be for the account of Seller, and Buyer shall promptly pay over to Seller any such refund or the amount of any such credit after receipt or entitlement thereto.

                  (iv) Prior to Closing, the Company shall not enter into any agreement with any Tax Authority that will bind Buyer or the Company for any taxable period ending after the Closing Date without the consent of the Buyer.

                  (v) Buyer, the Company and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 6.5 and any audit, litigation or other proceeding with respect to the Company's Taxes. Such cooperation shall include (upon the other party's request) the provision of records and information which are reasonably relevant to such filing or to such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanations reasonably needed in connection with such Tax filing or Tax dispute. The Company, the Buyer and Seller agree (A) to retain all books and records in such party's possession with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company, the Buyer or the Seller, as the case may be, shall allow the other party to take possession of such books and records.

                  (vi) All Tax Returns and computations referred to in this
Section 6.5 shall be prepared in a manner consistent with prior Tax Returns and financial statements.

                  (vii) Seller will not settle any audit of Seller's Consolidated income Tax Returns in a manner which would adversely affect the Company after the Closing Date without the prior written consent of the Buyer, which consent shall not unreasonably be withheld.

         (e) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Seller when due, and Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other such Taxes and fees, and, if required by applicable law, Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

         (f) Allocation of Purchase Price. The parties hereto agree that the Purchase Price and the liabilities of the Company (plus other relevant items) will be allocated to the assets of the Company for all Tax reporting purposes in such manner as Buyer shall provide (after reasonable consultation with Seller), provided that such allocation is reasonably in conformity with Regulations
Section 1.338(b)-2T promulgated under the Code. Buyer and Seller will file IRS Form 8023 and all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

         (g) Notwithstanding anything in this Agreement to the contrary, prior to making a permitted (as opposed to a required) Section 338(h)(10) Election in any individual state(s), Buyer will give notice to Seller of Buyer's good faith estimate of the value to Buyer of such Section 338(h)(l0) Election in such state(s) (the "Value"). For each such state, Seller will have a reasonable opportunity (subject to any deadline to make the Section 338(h)(10) Election in said state) to elect to pay Buyer said Value, in which event Buyer would not make the Section 338(h)(10) Election in said state.

6.6 Misdirected Payments. If after Closing either the Company or Seller shall receive any payment or other funds belonging to the other, then they shall promptly (and in no event later than 14 days after receipt thereof) deliver or transmit the same to the appropriate recipient.

6.7 Preparation of Closing Date Financial Statements.

         (a) Within fifteen (15) calendar days after the Closing Date, Buyer shall cause the Company to prepare and deliver to Buyer and Seller a draft balance sheet of the Company at the Closing Date, and related draft statements of income for the fiscal year then ended (the "Draft

Closing Date Financial Statements"), together with such additional year-end financial information as is customarily prepared by consolidated subsidiaries of Seller. The Draft Closing Date Financial Statements shall be prepared in accordance with GAAP (except that inventory will be priced at the lower of cost or net realizable value, with cost determined on a last invoiced value basis, and the Company's inventory will be overstated and its accounts receivable understated by an equal amount due to the Company's methodology for accruing for sales returns).

         (b) Buyer shall use all reasonable commercial efforts to cause KPMG, within forty-five (45) days of the Closing Date, (i) to review the Draft Closing Date Financial Statements, and to issue a reviewed balance sheet of the Company at the Closing Date, and related reviewed statements of income for the fiscal year then ended, together with a review report thereon by KPMG (the "Closing Date Financial Statements"), and (ii) to deliver the Closing Date Financial Statements to Buyer, Seller and the Company. The Closing Date Financial Statements shall be prepared in accordance with GAAP (except that inventory will be priced at the lower of cost or net realizable value, with cost determined on a last invoiced value basis, and the Company's inventory will be overstated and its accounts receivable understated by an equal amount due to the Company's methodology for accruing for sales returns).

         (c) Upon reasonable prior written notice from Seller, KPMG will make the work papers and back-up materials used in preparing the Closing Date Financial Statements, and the books and records of the Company relating thereto, available to Seller and its attorneys, accountants, agents and other representatives (including the right to make photocopies) at any reasonable times that they may so request; provided, however, that Seller shall schedule such access through an authorized representative of Buyer and in such a way as to avoid material disruption of the normal business operations of the Company.

         (d) Upon reasonable prior written notice from Buyer, Arthur Andersen (and/or any other accountants of Seller having custody or control thereof) will make the work papers and back-up materials, if any, used in preparing the Interim Financial Statements, FY98 Financial Statements, and any other pre-Closing financial statements of the Company, and any books and records (or copies thereof) of the Company relating thereto in their custody or control, available to Buyer and its attorneys, accountants (including KPMG), agents and other representatives (including the right to make photocopies) at any reasonable times that they may so request; provided, however, that Buyer shall schedule such access through an authorized representative of Seller.

6.8 Employee Benefit Transition Plan. Schedule 6.8 sets forth the post-closing covenants and agreements of Buyer and Seller with regard to certain Plans, Welfare Plans, and other employee benefits.

6.9 Employees. Subject to (a) changes made in the Ordinary Course, (b) all "at will" employees remaining "at will" employees, and (c) Seller fulfilling its obligations under Section 6.8 and Schedule 6.8 thereto, Buyer agrees to continue, for at least 90 days after the Closing Date, the employment of all employees of the Company (including those employees who are on leaves of absence for short-term disability on the Closing Date), such continuation of employment to provide for each such employee to receive compensation at substantially the same rate as such employee received immediately prior to the Closing Date (except as otherwise provided in Section
6.8 and Schedule 6.8 thereto). Those employees of the Company who continue employment with the Company after the Closing Date are herein referred to as the "Transferred Employees." Buyer shall cause the Company to fulfill all liabilities for accrued or unused vacation, holiday and sick pay entitlements under the Company's applicable policies as of the Closing Date to the Transferred Employees in respect of the period prior to Closing. This Section
6.9 shall not apply to the Key Employees (whose employment shall be governed by their respective Employment Agreements/Key Employees and Noncompetition Agreements/Key Employees), and the Company's employees shall not be deemed third-party beneficiaries of this Section 6.9.

6.10 Continuation of Pre-Closing Covenants. To the extent not fulfilled prior to Closing, Seller agrees to use commercially reasonable efforts to fulfill its obligations pursuant to the covenants set forth in Sections 5.3(d), 5.3(f), 5.3(g), 5.3(h), and 5.5(b).

           ARTICLE VII--CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

7.1 Conditions Precedent. Buyer's obligation to purchase the Shares hereunder, and to otherwise Close the transactions contemplated hereby, is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         (a)      Representations. Warranties and Covenants.

                  (i) Each of Seller's representations and warranties in this Agreement must have been accurate in all material respects as of the date hereof and must be accurate in all material respects on and as of the Closing Date as if made on and as of such date; provided, however, that each of Seller's representations and warranties in Sections 3.3, 3.7(a) (provided, however, that Seller shall be entitled to reasonable notice and an opportunity to cure, at Seller's expense, any inaccuracy in its representations and warranties in
Section 3.7(a)), and 3.33 must have been accurate in all respects as of the date hereof, and must be accurate in all respects as of the Closing Date as if made on such date.

                  (ii) Each of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects at or prior to Closing; provided, however, that each of Seller's covenants and obligations in Sections 5.1 (a), 5.2(a)(i) and 5.5 (provided, however, that Seller shall be entitled to reasonable notice and an opportunity to cure, at Seller's expense, any inaccuracy in its representations and warranties in Sections 5.1 (a), 5.2(a)(i) and 5.5) must have been duly performed and complied with at or prior to Closing.

         (b) No Actions. No Action shall be pending or threatened before any Governmental Entity: (i) seeking to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement and/or the consummation of the transactions contemplated hereby; or (ii) asserting that any Person other than the parties hereto (A) is the legal or beneficial owner of, or has any right to acquire or to obtain legal or beneficial ownership of, any stock of or any other ownership interest in the Company, or (B) is entitled to all or any portion of the Purchase Price. Further, there must not be in effect any Legal Requirement or any injunction or other Order that (1) prohibits the purchase of the Shares by the Buyer from Seller, and (2) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

         (c) Consents. The Consents listed in Schedule 7.1 (c) must have been obtained and must be in full force and effect.

         (d) Deliveries. Seller shall have delivered or caused to be delivered to Buyer:

                  (i)      the Stock Certificate;

                  (ii) a certificate executed by an officer of Seller certifying to the accuracy in all material respects on the Closing Date of Seller's representations and warranties set forth in Article III and that all agreements, covenants, obligations and conditions of Seller to be performed or complied with prior to the Closing Date have been so performed or complied with in all material respects;

                  (iii) a certificate by the Secretary of Seller certifying that the Board of Directors of Seller has taken all action necessary to authorize the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated thereby;

                  (iv) the books of account, minute books, original stock transfer books (containing canceled stock certificates representing all transfers of its capital stock prior to the Closing Date and all related stock powers, deeds of gift, stock powers, and other assignments separate from certificate) and the corporate seal of the Company;

                  (v) the resignations of each officer and each member of the Board of Directors of the Company, effective as of the Closing Date, except for such officers and directors as Buyer shall designate in writing;

                  (vi) an opinion of Carter, Ledyard & Milburn, addressed to Buyer, in the form annexed hereto as Exhibit C, and an opinion of David Birk, Esq., addressed to Buyer, in the form annexed hereto as Exhibit D;

                  (vii) a license by Seller to the Company for use of the web site address "www.allied.avnet.com" in form and substance reasonably acceptable to Buyer;

                  (viii) with respect to the Transferred Employees, an assignment(s) by Seller to the Company of the acknowledgments, agreements, and similar employment-related documents executed by the Transferred Employees in favor of Seller, if any;

                  (ix) copy of Seller's Board of Director's resolutions regarding this Agreement and the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of Seller;

                  (x) copy of the Company's Board of Director's resolutions regarding this Agreement and the transactions contemplated hereby, including the transactions contemplated by Section 5.5, certified by the Secretary or an Assistant Secretary of the Company;

                  (xi) incumbency certificate for Seller issued by the Secretary or an Assistant Secretary of the Seller;

                  (xii) incumbency certificate for, and certified copy of the Bylaws of, the Company issued by the Secretary or Assistant Secretary of the Company;

                  (xiii) certified copies of the Charter of the Company issued by the Secretary of State of Delaware within 30 days of the Closing Date;

                  (xiv) short form good standing certificate for the Seller issued by the Secretary of State of New York within 30 days of the Closing Date;

                  (xv) long form good standing certificate for the Company issued by the Secretary of State of Delaware within 30 days of the Closing Date;

                  (xvi) good standing and tax clearance certificates for the Company from the Secretary of State (or equivalent state authority) of the states listed on Schedule 3.1(c) issued within 30 days of the Closing Date;

                  (xvii) an assignment of the Principal Lease from Seller to the Company, consented to by the landlord, in form and substance reasonably acceptable to Buyer;

                  (xviii) an assignment of Seller's pending U.S. trademark application for the mark "Allied Electronics" (a copy of which is attached to Schedule 3.18(a) hereof), in form and substance reasonably acceptable to Buyer; and

                  (xix) such other items as Buyer may reasonably request.

         (e) HSR Act. Seller shall have made all pre-merger notification filings required to made by Seller under the HSR Act, all applicable waiting periods thereunder shall have expired or been terminated without any request from any appropriate Governmental Entity for additional information or, if additional information has been requested, all applicable extended waiting periods shall have expired.

     (f) Nonsolicitation Agreement. Seller shall have executed and delivered a Nonsolicitation Agreement in substantially the form annexed hereto as Exhibit E (the "Nonsolicitation Agreement").

     (g) Escrow Agreement. Seller shall have executed and delivered an Escrow Agreement in substantially the form annexed hereto as Exhibit F (the "Escrow Agreement").

     (h) Employment Agreements/Key Employees; Noncompetition Agreements/Key Employees. Each of the Key Employees shall have executed and delivered (i) an employment agreement in substantially the form annexed hereto as Exhibit G (collectively, the "Employment Agreements/Key Employees"), and (ii) a noncompetition agreement substantially in the form annexed hereto as Exhibit H (collectively, the "Noncompetition Agreements/Key Employees").

     (i) Supply Agreement. Seller and the Company shall have executed and delivered a Supply Agreement in substantially the form annexed hereto as Exhibit I (the "Supply Agreement").

     (j) Wire Transfer Instructions. At least three (3) Business Days prior to the Closing Date, the Seller shall provide Buyer with applicable wire transfer instructions to the account designated by Seller pursuant to Section 2.2(a).

     (k) Canadian Business.

         (i) Prior to Closing, Buyer shall cause an Affiliate of Buyer ("Buyer Canada") to offer to employ the employees of Seller Canada listed on Schedule 7.1(k)(i) in a manner generally consistent with the terms of Section 6.9 above, effective upon the consummation of Closing. Seller shall have used commercially reasonable efforts to cause such employees of Seller Canada to accept said offer of employment.

         (ii) Prior to Closing, Seller shall have caused Seller Canada to have sold the assets of Seller Canada listed on Schedule 7.1(k)(ii) to Buyer Canada for their net book value, effective immediately prior to the consummation of Closing, which payment of said net book value shall be included in (and not in addition to) the Purchase Price.

         (iii) Prior to Closing, Seller Canada and the Company to have entered into a Shared Space License Agreement substantially in the form of Exhibit J with respect to the use of the premises leased by Seller Canada in Missisauga, Ontario, Nepean, Ontario, and Burnaby, British Columbia, Canada.

     (l) Puerto Rican Business.

         (i) Prior to Closing, Buyer shall cause an Affiliate of Buyer ("Buyer Puerto Rico") to offer to employ the employees of Seller Puerto Rico listed on
Schedule 7.1(l)(i) in a manner generally consistent with the terms of Section
6.9 above, effective upon the consummation of Closing. Seller shall have used commercially reasonable efforts to cause such employees of Seller Puerto Rico to accept said offer of employment.

         (ii) Prior to Closing, Seller shall have caused Seller Puerto Rico to have sold the assets of Seller Puerto Rico listed on Schedule 7.1(l)(ii) to Buyer Puerto Rico for their net book value, effective immediately prior to the consummation of Closing, which payment of said net book value shall be included in (and not in addition to) the Purchase Price.

         (iii) Prior to Closing, Seller Puerto Rico and the Company to have entered into a Shared Space License Agreement substantially in the form of Exhibit J with respect to the use of the premises leased by Seller Puerto Rico in Palma Catano, Puerto Rico.

     (m) Seller's Premises. Seller and the Company shall have entered into a Shared Space License Agreement in the form attached hereto as Exhibit J (the "Shared Space License Agreement") with respect to each of the Leases of Leased Real Property with respect to which the Seller (as opposed to the Company) is the tenant or subtenant based on the information set forth on Schedule 7.1(m) regarding Company's allocable share of the use of each of said premises.

7.2 Waiver. Buyer shall have the right to waive the foregoing conditions, or any of them, wholly or in part; provided, however, that no such waiver shall be deemed to have occurred unless it is in writing and executed by Buyer. No such waiver shall affect the existence or amount of Damages for which Buyer may be entitled to indemnification hereunder.

         ARTICLE VIII -- CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
         -------------------------------------------------------------

8.1 Conditions Precedent. Seller's obligation to sell the Shares hereunder, and to otherwise Close the transactions contemplated hereby, is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     (a) Representations, Warranties and Covenants.

         (i) Each of Buyer's representations and warranties in this Agreement must have been accurate in all material respects as of the date hereof and must be accurate in all material respects on and as of the Closing Date as if made on and as of such date.

         (ii) Each of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

     (b) No Injunction. There must not be in effect any Legal Requirement or any injunction or other Order that (i) prohibits the sale of the Shares by Seller to Buyer, and (ii) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

     (c) Deliveries. Buyer shall have delivered to Seller:

         (i) The Purchase Price in accordance with Section 2.2;

         (ii) A certificate executed by an officer of the Buyer certifying to the accuracy in all material respects on the Closing Date of Buyer's representations and warranties set forth in Article IV and that all agreements, covenants and conditions of Buyer to be performed or complied with prior to the Closing Date has been so performed or complied with in all material respects;

         (iii) a copy of resolutions adopted by a duly authorized committee of Buyer's Board of Directors regarding this Agreement and the transactions contemplated hereby, certified by the Secretary or any one Director of Buyer;

         (iv) incumbency certificate for Buyer issued by the Secretary or any one Director of Buyer;

         (v) copies of the Memorandum and Articles of Association of Buyer certified by the Secretary or any one Director of Buyer;

         (vi) an opinion of Shulman, Rogers, Gandal, Pordy & Ecker, P.A., addressed to Seller, in the form annexed hereto as Exhibit K, and

         (vii) such other items as Seller may reasonably request.

Further, Buyer shall use commercially reasonable efforts to obtain the opinion of Norton Rose, addressed to Seller, with regard to the equivalent opinions, on behalf of the Buyer, as are to be provided by Carter, Ledyard & Milburn pursuant to Section 7.1(d)(vi).

         (d) HSR Act. Buyer shall have made all pre-merger notification filings required to made by Buyer under the HSR Act, all applicable waiting periods thereunder shall have expired or been terminated without any request from any appropriate Governmental Entity for additional information or, if additional information has been requested, all applicable extended waiting periods shall have expired.

         (e) Related Agreements. Buyer shall have executed and delivered the Escrow Agreement, the Nonsolicitation Agreement and the Supply Agreement.

8.2 Waiver. Seller shall have the right to waive the foregoing conditions, or any of them, wholly or in part; provided, however, that no such waiver shall be deemed to have occurred unless it is in writing and executed by Seller. No such waiver shall effect the existence or amount of Damages for which Seller may be entitled to indemnification hereunder.

                          ARTICLE IX -- INDEMNIFICATION
                          -----------------------------

9.1 Survival; Remedies.

     (a) All representations and warranties contained in this Agreement shall survive the Closing, and shall remain in full force and effect, for a period of two (2) years following the Closing, except as follows: (i) Section 3.3 shall survive without limitation; and (ii) Sections 3.15, 3.19, 3.20 and 6.5 shall survive until 30 days after the expiration of the applicable statute of limitations (determined without regard to any waivers or extensions of such statutory periods). If and to the extent Seller or Buyer waives or extends any applicable statute of limitations relating to Section 3.15, 3.19, 3.20, or 6.5 with the written consent of the other party (which consent shall not to be unreasonably withheld, delayed or conditioned), then such representations and warranties shall survive until 30 days after the expiration of the applicable statute of limitations after application of such waiver or extension period. The right of the Buyer Indemnified Parties to indemnification under Section 9.2(c) (with respect to environmental Actions) shall survive until 30 days after the expiration of the applicable statute of limitations.

     (b) The post-Closing covenants and agreements of the parties contained herein shall survive the Closing until the expiration of the applicable statutes of limitations relating to a contract claim brought hereunder (determined without regard to any waivers or extensions of such statutory periods). If and to the extent Seller and Buyer mutually agree in writing to waive or extend any such applicable statute of limitations, then such covenants and agreements shall survive until 30 days after the expiration of the applicable statute of limitations after application of such waiver or extension period.

     (c) The remedies provided in this Article IX shall remain in force and effect as to representations, warranties, covenants and agreements, for such period of time as is specified in this Section 9.1; provided, however, that a party shall be deemed to have made a timely claim with respect to any representation, warranty, covenant or agreement if notice of such claim containing reasonable details of the basis for and amount of the claim has been properly delivered by the claimant(s) to the other parties prior to the expiration of the applicable time period.

9.2 Indemnification By Seller. From and after Closing, Seller shall indemnify, defend and hold harmless Buyer, the Company and their respective directors, officers, stockholders, employees, agents, representatives, successors and assigns (each, a "Buyer Indemnified Party" or, collectively, "Buyer Indemnified Parties") from and against any and all Damages suffered or incurred by a Buyer Indemnified Party that result, directly or indirectly, from or in connection with:

     (a) any breach of any representation or warranty made by Seller in this Agreement, the Schedules, or any other agreement, certificate, document or writing delivered by Seller at or for Closing pursuant to this Agreement;

     (b) any breach by Seller of any covenant or obligation hereunder;

     (c) any Actions involving the Company arising out of any matter, event or omission occurring or accruing prior to the consummation of Closing (including Actions set forth on Schedule 3.12 and environmental Actions), other than (i) Inherited Debt, and (ii) any matters disclosed to Buyer as a debt or liability on any Schedule to this Agreement (excluding Schedule 3.12, Schedule 3.15,
Schedule 3.19, and Schedule 6.5; provided, however, that solely for purposes of this Section 9.2(c), obligations (including Contracts) which are executory with respect to post-Closing performance shall not, as a result of their executory nature, be deemed Actions; or

     (d) any liability relating to any Plan, Pension Plan or Welfare Plan arising out of any matter occurring or accruing prior to Closing, including under ERISA or the Code (other than any such liability included within the definition of Inherited Debt).

     Notwithstanding any other provision of this Agreement, Seller shall not be entitled to any contribution from the Company with respect to any claims made by Buyer Indemnified Parties against Seller under this Section 9.2.

9.3 Indemnification by Buyer. From and after Closing, Buyer and the Company, jointly and severally, shall indemnify, defend and hold harmless Seller and its directors, officers, stockholders, employees, agents, representatives and permitted successors and assigns (a "Seller Indemnified Party" or, collectively, "Seller Indemnified Parties") from and against all Damages suffered by a Seller Indemnified Party that result, directly or indirectly, from or in connection with:

     (a) any breach of any representation or warranty made by Buyer in this Agreement;

     (b) any breach by Buyer of any covenant or obligation hereunder; or

     (c) except as otherwise specifically provided herein, any Action involving the Company arising out of any matter occurring or accruing after the consummation of Closing; or

     (d) any Inherited Debt.

9.4 Notice and Defense. If a Buyer Indemnified Party or Seller Indemnified Party seeking indemnification ("Indemnified Party") desires to make a claim against a party for indemnification ("Indemnifying Party") under this Article IX (or, in the case of a Buyer Indemnified Party, to have Damages in respect of a matter included for purposes of determining whether the Threshold Amount has been met or exceeded), the Indemnified Party will, within 15 days after the Indemnified Party receives notice of a claim, notify the Indemnifying Party in writing of any claim or demand as to which the Indemnified Party is entitled to claim indemnification (or, in the case of a Buyer Indemnified Party, of any claim or demand which the Buyer Indemnified Party intends to credit against the Threshold Amount), and, to the extent known, the amount and circumstances surrounding such claim. The Indemnified Party's failure to provide such timely notice shall not preclude the Indemnified Party from seeking indemnification under this Article IX unless and to the extent the Indemnifying Party has been materially prejudiced by such delay. In the event the claim is a third party Action against an Indemnified Party or involves a claim by or liability involving a Governmental Entity, the Indemnifying Party shall have the right to employ counsel of its choice to defend any such claim or demand; provided, however, that (i) the indemnified Party is kept fully informed of all developments and is promptly furnished copies of all relevant papers; (ii) the Indemnifying Party promptly commences and diligently prosecutes the defense; and (iii) the Indemnified Party shall have the right to participate, at its own expense and through counsel selected by it, in the defense of any such claim. If the conditions of the foregoing proviso are not met, if the positions of the Indemnified Party and the Indemnifying Party under the Action are in conflict, or if the Indemnifying Party chooses not to control the defense, the Indemnified Party shall assume and control the defense of such third party Action at the expense of the Indemnifying Party. The Indemnifying Party, or, if the conditions to the foregoing proviso are not met, the Indemnified Party, shall have the right to pay, compromise or settle any such third party claim with the written consent of the other party, which consent will not be unreasonably withheld, conditioned or delayed.

9.5 Limitations on Indemnification by Seller.

     (a) (i) Notwithstanding anything contained herein to the contrary (except as otherwise provided in Section 9.5(a)(ii) below), a Buyer Indemnified Party will not be entitled to indemnification hereunder until the aggregate of all Damages incurred by the Buyer Indemnified Parties exceeds in the aggregate the amount of US$ 1,000,000 (the "Threshold Amount"), and then such Buyer Indemnified Party(ies) shall only be entitled to indemnification hereunder to the extent of the excess of such Damages over the Threshold Amount. In no event, however, shall such Threshold Amount limitation on the Buyer Indemnified Parties' rights to indemnification apply to indemnification sought by Buyer Indemnified Parties for Damages resulting from a breach of the representations, warranties, covenants or agreements in Sections 3.31 or 5.5. Notwithstanding the forgoing provisions of this Section 9.5(a)(i), breaches of the representations, warranties, covenants or agreements in Sections 3.15, 3.19, 6.5, and/or 9.2(c) (as Section 9.2(c) relates to environmental Actions) shall be governed by
Section 9.5(a)(ii) rather than this Section 9.5(a)(i).

         (ii) Notwithstanding anything contained herein to the contrary, a Buyer Indemnified Party will not be entitled to indemnification hereunder with respect to a breach of the representations, warranties, covenants or agreements in Sections 3.15, 3.19, 6.5, and/or 9.2(c) (as Section 9.2(c) relates to environmental Actions), until the aggregate of all Damages incurred by the Buyer Indemnified Parties with respect thereto exceeds in the aggregate the amount of US$250,000 (the "Tax/Environmental Threshold Amount"), and then such Buyer Indemnified Party(ies) shall only be entitled to indemnification hereunder with respect thereto to the extent of the excess of such Damages over the Tax/Environmental Threshold Amount. For purposes of this Section 9.5(a)(ii), Seller shall not be deemed to have breached the representations, warranties, covenants or agreements in Sections 3.19 or 6.5 as a result of Buyer's and/or the Company's liability for, or payment of, any Taxes included within the definition of Inherited Debt.

     (b) Seller's maximum liability to Buyer Indemnified Parties for Damages under this Article IX shall be limited to 10% of the Purchase Price; provided however, that there shall be no limitation on Seller's maximum liability to Buyer Indemnified Parties for Damages arising out of or relating to (i) any breaches of any representation or warranty contained in Sections 3.15, 3.19 and/or 3.20, (ii) any indemnification to which Buyer Indemnified Parties are entitled under Section 9.2(c) (as Section 9.2(c) relates to environmental Actions), and/or (iii) any breaches of any representation, warranty, covenant or agreement contained in Section 6.5 and/or any indemnification to which Buyer Indemnified Parties are entitled under Section 6.5.

9.6 Escrow; Right of Set-Off. Upon notice to Seller specifying in reasonable detail the basis for such set-off, Buyer may set off against the Escrow Amount any amount to which it may be entitled under this Article IX (taking into account, if applicable, the Threshold Amount) by giving a notice of claim and prevailing in any dispute with respect thereto in accordance with the Escrow Agreement. Neither the exercise of nor the failure to exercise such right of set-off or to give a notice of a claim under the Escrow Agreement will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

9.7 Tax Status of Indemnification Payment. Any indemnification made pursuant to this Article IX shall constitute an adjustment of the Purchase Price (which shall be allocated in accordance with Exhibit A, subject to Treasury Regulation Sections 1.338(b)-2T and -3T) and the parties hereto shall, within a reasonable time of payment and receipt of such payment, as applicable, and in any event within two months of such payment, file all amendments to their respective current and past income tax returns as may be necessary to reflect the foregoing.

                             ARTICLE X - TERMINATION
                             -----------------------

10.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

     (a) by either Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived in writing or cured within the earlier to occur of (i) 10 business days after written notice of such breach has been delivered to the breaching party, or (ii) the Closing Date;

     (b) (i) by Buyer if any of the conditions in Article VII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived in writing such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Article VIII has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived in writing such condition on or before the Closing Date;

     (c) by mutual written consent of Buyer and Seller; or

     (d) by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before September 30, 1999, or such later date as the parties may agree upon in writing.

10.2 Effect of Termination. Each party's right of termination under Section 10. 1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate, except (i) the obligations in Section 11.1 will survive, and (ii) Buyer will return or destroy as much of the written confidential information of Seller in Buyer's possession as Seller may reasonably request; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                           ARTICLE XI -- MISCELLANEOUS
                           ---------------------------

11.1 Expenses. Except as otherwise expressly provided in this Agreement, Seller (on behalf of itself and the Company) and Buyer will bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other party.

11.2 Assignment; Benefits and Burdens. Neither party may assign any of its rights under this Agreement without the prior consent of the other party, except that Buyer may assign in writing any of its rights under this Agreement to any of its direct or indirect wholly-owned Affiliates (in which event Buyer hereby guarantees the payment and performance by such Affiliate assignee of all agreements, covenants and obligations hereunder, and such Affiliate assignee shall make such written representations and warranties to Seller which parallel those of Buyer in Article IV as the Seller may reasonably request); provided, further, however, that Seller may transfer the Shares to, and may assign in writing any of its rights under this Agreement to, any of its direct or indirect wholly-owned Affiliates (in which event Seller hereby guarantees the payment and performance by such Affiliate assignee of all agreements, covenants and obligations hereunder, and such Affiliate assignee shall make such written representations and warranties to Buyer which parallel those of Seller in
Article III as the Buyer may reasonably request). Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

11.3 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party to be charged with the amendment, modification or supplement.

11.4 Notices. All notices, requests, consents, demands and other communications which are required or may be given under this Agreement shall be in writing (including telecommunications) and shall be deemed to have been duly given if
(i) personally delivered, (ii) sent by telecopy or other wire transmission with successful transmission acknowledged; (iii) sent by Federal Express or other overnight air express; or (iv) sent by registered or certified mail, return receipt requested and postage prepaid. All notices delivered to a party to this Agreement or to legal counsel for such party shall be sent to the following respective addresses:

         If to Buyer or after the Closing, the Company:
         -----------------------------------------------

         Electrocomponents plc
         4240 Nash Court
         Oxford Business Park
         Oxford 0X4 2RU
         United Kingdom
         Attention: Robert A. Lawson, Group Chief Executive
         Telecopy: 011-865-783400

         With a copy to:

         Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
         11921 Rockville Pike, Third Floor
         Rockville, MD 20852
         Attention: Christopher C. Roberts, Esq.
         Telecopy: (301) 230-2891

         If to Seller or prior to Closing, the Company:
         ----------------------------------------------

         Avnet, Inc.
         2211 South 47th Street
         Phoenix, Arizona 85034
         Attention: David R. Birk, Sr. V.P. & General Counsel
         Telecopy: (602) 643-7199


         With a copy to:

         Carter, Ledyard & Milburn
         2 Wall Street
         New York, NY 10005
         Attention: James E. Abbott, Esq.
         Telecopy: (212) 732-3232

or to such other address or to such other person or persons designated in writing by such party or counsel, as the case may be. Notices pursuant to subsections (i) or subsection (ii) shall be deemed to have been received on the day delivered or transmitted, respectively. Notices delivered pursuant to subsection (iii) or subsection (iv) shall be deemed to have been received on the second Business Day following the day sent, whether or not such notice was actually received on such day.

11.5 Entire Understanding. This Agreement supersedes all prior agreements between the parties hereto with respect to its subject matter (including the Letter of Intent between Buyer and Seller, dated March 23, 1999) and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

11.6 Governing Law; Jurisdiction.

     (a) This Agreement shall be governed by and interpreted under the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, without giving effect to the conflict of laws principles of such State. Buyer and Seller hereby irrevocably submit to the jurisdiction of any Delaware state or Federal court sitting in the City of Wilmington over any Action arising out of or relating to this Agreement. Buyer and Seller hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which it or they may now have or hereafter have to the laying of venue of any such Action brought in such court and any claim that any such Action brought in such a court has been brought in an inconvenient forum. Buyer and Seller agree that, to the fullest extent permitted by applicable law, a final judgment in any such Action brought in such a court shall be conclusive and binding on Buyer or Seller, as the case may be, and may be enforced in any court of the jurisdiction in which the Buyer or Seller, as the case may be, are or may be subject by suit upon such judgment, provided that service or process is effected upon Buyer or Seller, as the case may be, in one of the manners specified in subparagraph (b) of this Section 11.6 or as otherwise permitted by applicable law.

     (b) Each of Seller and Buyer hereby consents to process being served in any Action referred to in subparagraph (a) of this Section 11.6 by the mailing of a copy thereof by registered or certified mail, first-class postage prepaid, return receipt requested, to such Person at its address in Section 11.4, or as otherwise permitted by applicable law.

11.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable, and shall not affect the validity or enforceability of the offending provision in any other situation or in any other jurisdiction.

11.8 Waiver; Remedies Not Exclusive. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;
(b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.9 Schedules. The Schedules are a part of this Agreement as if fully set forth herein and all references to this Agreement shall be deemed to include the Schedules. Any fact or item in any Schedule hereto referenced by a particular
Section in this Agreement shall be deemed disclosed with respect to any other Section or Schedule, whether or not an explicit cross-reference appears indicating the other Sections or Schedules to which such fact or item also relates, if by description the disclosure of such fact or item is readily discernable to be applicable to another specific Section or Schedule, provided that Seller shall have the burden of demonstrating that disclosure of such fact or item is readily discernable.

11.10 Terminology and Constructions Counterparts. All terms and words in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context of this Agreement may require. Unless otherwise indicated, any reference in this Agreement to a Section, Article, Exhibit or Schedule shall mean the applicable section, article, exhibit or schedule of or to this Agreement. The use herein of the word "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter, to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation," or "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items and matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The section headings in this Agreement are intended solely for convenience and shall be given no effect in the construction and interpretation hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same agreement. Facsimile signatures shall be sufficient to bind the parties.

                     [SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of the date first written above.

                                    SELLER:
                                    Avnet, Inc., a New York corporation

                                    By: /s/ David R. Birk
                                       ---------------------------------
                                    Name:   David R. Birk
                                         -------------------------------
                                    Title:   Senior Vice President
                                          ------------------------------

                                   BUYER:
                                   Electrocomponents plc, a public limited
                                   company formed under the laws of England

                                   By:/s/Robert A. Lawson
                                      -----------------------------------------
                                        Robert A. Lawson, Group Chief Executive